UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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Bank of Marin

(Name of Registrant as Specified in Its Charter)

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BANK OF MARIN BANCORP

Notice of Annual Meeting of Shareholders

Buck Institute for Research on Aging

8001 Redwood Boulevard

Novato, California

Tuesday, May 14, 2019 – 6:00 p.m.

To Our Shareholders:

Notice is hereby given of the Annual Meeting of Shareholders of Bank of Marin Bancorp.  The meeting will be held at 6:00 p.m. on Tuesday, May 14, 2019 at the Buck Institute for Research on Aging, Novato, California.  To enable our employee owners to attend the meeting, the branches will close at 5:00 p.m. on May 14. A reception at the Buck Institute for Research on Aging will immediately follow the Annual Meeting.

At the Annual Meeting you will be asked (1) to elect ten directors of Bank of Marin Bancorp to serve for the coming year and until their successors are duly elected and qualified, (2) to vote, on an advisory basis, to approve the Company’s executive compensation for Named Executive Officers, (3) to ratify the selection of independent auditor, and (4) to act on such other business as may properly come before the meeting.  You are urged to read the accompanying Proxy Statement carefully.  It contains a detailed explanation of all matters on which you will be asked to vote.

Only shareholders of record as of the close of business on March 25, 2019 are entitled to receive notice of and to vote at this meeting.

It is very important that as many shares as possible be represented at the meeting. To assure your representation at the meeting, you are urged to mark, sign and date, and return the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose.  If after signing and returning the proxy card you come to the meeting, you may vote in person if you withdraw your proxy.  Additionally, you may vote by internet or by telephone.  If you wish to vote by internet or by telephone you will need your Shareholder Control Number, which is circled in the gray shaded Title Bar on the right side of the enclosed proxy card, and the website address and/or toll-free telephone number, which are shown on the proxy card.  No other personal information will be required in order to vote in this manner.

We encourage you to attend the Annual Meeting. Please RSVP by marking the appropriate box on the proxy card, by contacting the Company by May 7, 2019 by telephone at (415) 884-5348 or email to events@bankofmarin.com, or by registering at www.bankofmarin.com.

Our bylaws provide that nominations for election to the board of directors of the Company may be made by the board of directors or by any shareholder of the Company’s stock entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Company, must be made in writing and delivered or mailed to the Chairperson of the Board or the Chief Executive Officer not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. The notification of nomination should contain the following information to the extent known by the notifying shareholder: (a) name and address of the proposed nominee(s); (b) principal occupation of the proposed nominee(s); (c) total number of shares that will be voted for the proposed nominee(s); (d) name and residence address of the notifying shareholder; and (e) number of shares owned by the notifying shareholder. Nominations not made in accordance with this section may be disregarded by the Chairperson of the meeting, and upon instruction, the inspector of election shall disregard all votes cast for each such nominee.

One copy of the Annual Report on Form 10-K and Proxy Statement is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the Annual Report and Proxy Statement to a shareholder at a shared address to which a single copy of the document was delivered. If a shareholder wishes to receive a separate copy or has received multiple copies at one address and would like to receive a single copy in the future, please contact Computershare by phone at (800) 368 5948 or by written request to Bank of Marin Bancorp c/o Computershare, P.O. Box 505000, Louisville, KY 40233-5000.  Overnight correspondence should be mailed to Bank of Marin Bancorp c/o Computershare, 462 South 4th Street, Suite 1600, Louisville, KY 40202.  The shareholder website address is https://www.computershare.com/investor. Shareholder online inquiries may be submitted to https://www us.computershare.com/investor.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2019

Copies of the Annual Meeting Proxy Material, including the Proxy Statement and the Annual Report on Form 10-K, are also available at: www.edocumentview.com/BMRC.

By order of the Board of Directors

Nancy Rinaldi Boatright

Secretary

April 9, 2019

PROXY STATEMENT

OF

BANK OF MARIN BANCORP

504 Redwood Boulevard, Suite 100

Novato, California 94947

These proxy materials are furnished in connection with the solicitation by the Board of Directors of Bank of Marin Bancorp (the “Company”), of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 14, 2019, at 6:00 p.m. at the Buck Institute for Research on Aging, 8001 Redwood Boulevard, Novato, California, and at any adjournment thereof.  These proxy materials were first sent to shareholders on or about April 9, 2019.

PURPOSE OF MEETING

The matters to be considered and voted upon at the meeting will be:

•Proposal Number 1: The election of ten directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

•Proposal Number 2: An advisory vote to approve the Company’s executive compensation for Named Executive Officers.

•Proposal Number 3: The ratification of the selection of independent auditor.

•Transacting such other business as may properly come before the meeting and any adjournments thereof.

GENERAL PROXY STATEMENT INFORMATION

Bank of Marin Bancorp, a corporation existing and organized under the laws of the State of California, is authorized to issue up to 30,000,000 shares of common stock and 5,000,000 shares of preferred stock. All of the outstanding shares are voting common shares and are entitled to vote at the Annual Meeting. Only those common shareholders of record as of March 25, 2019 (the “Record Date”) will be entitled to notice of, and to vote at, the meeting. On that date, 13,797,070 shares of common stock were outstanding. The determination of shareholders entitled to vote at the meeting and the number of votes to which they are entitled was made on the basis of the Company’s records as of the Record Date.  The presence in person or by proxy (including internet and telephone voting) of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum for the purpose of transacting business at the meeting. Abstentions, shares as to which voting authority has been withheld from any nominee and "broker non-votes" (as defined below), will be counted for purposes of determining the presence or absence of a quorum.

A broker or nominee holding shares for beneficial owners may vote on certain matters at the meeting pursuant to discretionary authority or instructions from the beneficial owners, but with respect to other matters for which the broker or nominee may not have received instructions from the beneficial owners and may not have discretionary voting power under the applicable rule of the New York Stock Exchange or other self-regulatory organizations to which the broker or nominee is a member, the shares held by the broker or nominee may not be voted. Such un-voted shares are called "broker non-votes." The rules of the New York Stock Exchange and other self-regulatory organizations generally permit a broker or nominee, in the absence of instructions, to deliver a proxy to vote for routine items, such as the ratification of independent auditors. Consequently, shares held by a broker or nominee will constitute "broker non-votes" regarding non-routine items, such as the election of directors and the advisory vote on executive compensation.  It is important that you provide voting instructions to your broker or nominee.

Revocability of Proxies

A proxy for use at the meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or by filing a duly executed proxy bearing a later date. In addition, the powers of the proxy holder will be revoked if the person executing the proxy is present at the meeting, revokes such proxy and elects to vote in person. Subject to such revocation, all shares represented by a properly executed proxy received in time for the meeting will be voted by the proxy holders in accordance with the instructions on the proxy.

IF NO INSTRUCTION IS SPECIFIED WITH REGARD TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED HEREIN, “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION AND "FOR" RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITOR.

Person Making the Solicitation

This solicitation of proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing, and mailing this proxy statement and the material used in the solicitation of proxies for the meeting will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors, and employees of the Company and Bank of Marin may solicit proxies personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals.

Voting Rights

In connection with the election of directors, in accordance with California law, each shareholder entitled to vote may vote the shares owned by such shareholder as of the Record Date cumulatively if a shareholder present at the meeting has given notice at the meeting, prior to the voting, of his or her intention to vote cumulatively. If any shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes for candidates properly nominated. Under cumulative voting, each share carries as many votes as the number of directors to be elected, and the shareholder may cast all of such votes for a single nominee or may distribute them in any manner among as many nominees as desired. In the election of directors, the ten nominees receiving the highest number of votes will be elected.

On all other matters submitted to the vote of the shareholders, each shareholder is entitled to one vote for each share of common stock owned on the books of the Company as of the Record Date.

PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

Board of Directors

At the Annual Meeting ten (10) directors of the Company are to be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. All of the nominees are currently members of the Board of Directors. The Bylaws of the Company provide for not fewer than nine (9) or more than seventeen (17) directors. By resolution, the Board of Directors has fixed the number of directors at ten (10).

The persons named below are nominated by the Board of Directors and, unless the shareholder marks the proxy to withhold the vote, the enclosed proxy, if returned and not subsequently revoked, will be voted in favor of their election as directors. If for any reason any such nominee becomes unavailable for election, the proxy holders will vote for such substitute nominee as may be designated by the Board of Directors. The proxy holders reserve the right to cumulate votes for the election of directors and to cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as the proxy holders may determine in their discretion if cumulative voting is involved as described above under "Voting Rights.”

The following table sets forth the names of the persons nominated by the Board of Directors for election as directors and certain additional information as of March 25, 2019, including biographical information, qualifications, business experience and directorships with other public companies of each nominee covering at least the last five years.

Name and Relationship With Company	Position, Principal Occupation, Business Experience and Directorships	Age
Steven I. Barlow Director

Mr. Barlow was appointed to the Board in November 2017 after the acquisition of Bank of Napa, where he had served as a Director for three years.  He has served on the Audit Committee and the Bank’s Asset Liability Management Committee since January 2018.  Throughout a banking career spanning over forty years, Mr. Barlow held several C-suite positions, including Executive Vice President and Chief Operating Officer at Mechanics Bank from 1995 until he retired in 2014.  In that capacity he was responsible for operations, retail banking, human resources, information technology, legal and compliance services, marketing and product management and facilities and security.  Prior to that, he spent seventeen years at Napa Valley Bank, the last eight as President, CEO and Director.  Mr. Barlow graduated from Stanford University with bachelor’s degrees in Economics and Political Science and has been a resident of San Rafael, CA for over twenty years.  He served on the 2014 – 2015 Marin County Civil Grand Jury.  Mr. Barlow is past president and a current director of the West Contra Costa YMCA and is also a member of the Finance Committee of the YMCA of the East Bay.  We believe Mr. Barlow’s strong banking experience, his high level of understanding of the Board’s roles and responsibilities based on his service on another bank board and his extensive knowledge of the Napa and Marin communities well qualify him to serve on our Board.

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Russell A. Colombo President, CEO and Director

Mr. Colombo has been President, CEO and Director since 2006, a member of the Executive Committee and the Bank’s Asset/Liability Management Committee since 2006, and a member of the Bank’s Wealth Management and Trust Services (“WMTS”) Committee since 2007. Mr. Colombo joined Bank of Marin in March 2004 as Executive Vice President and Branch Administrator and was appointed Executive Vice President and Chief Operating Officer in July 2005. As of July 1, 2006 he assumed the position of President and Chief Executive Officer. Mr. Colombo has over forty years of banking experience including positions as Senior Vice President and Group Manager of the San Francisco office of Comerica Bank and as Senior Vice President and Regional Manager during his nineteen year career with Union Bank of California. He received a Bachelor of Science degree in Agricultural Economics & Business Management from University of California, Davis and a Master of Business Administration in Banking & Finance from Golden Gate University. Mr. Colombo is a Board member of Western Bankers Association, past Chairman of Western Independent Bankers Association and former member of its Executive Committee.  He was also a Regent of Hanna Boys Center for fifteen years until leaving the Board in 2017.  Mr. Colombo is Chairman of the Citizens Oversight Committee of Sonoma-Marin Area Rail Transit (SMART).  In addition to his proven exemplary leadership of the Company and his experience in relationship banking, we believe Mr. Colombo’s extensive knowledge of the financial markets and the markets in which the Company serves well qualify him to serve as CEO and President and to serve on our Board.

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James C. Hale Director

Mr. Hale joined the Board in March 2014. He serves as Chair of the Audit Committee and is an “Audit Committee Financial Expert” as defined by the Securities and Exchange Commission.  He has served as a member of the Executive Committee since April 2014, and a member of the WMTS Committee since February 2015.  Beginning in August 1998, Mr. Hale founded and served as general partner and CEO of FTV Capital and its predecessor firm, FTVentures, an investment firm specializing in venture capital and private equity investments in financial technology companies worldwide. Mr. Hale currently serves as Founding Partner and an Advisor to the firm. Before establishing FTV Capital, Mr. Hale was a Senior Managing Partner at BancAmerica Securities (formally Montgomery Securities), where he founded the financial services corporate finance practice.  Mr. Hale today serves as a Board member and Risk Committee Chair of ACI Worldwide (NASDAQ: ACIW) and a Board member and Audit Committee Chair of Mitek Systems (NASDAQ: MITK).  In recent years, Mr. Hale served as Chairman of the Board and Audit Committee Chair of Official Payments Holdings, Inc. (NASDAQ: OPAY), a public payments company. He previously served as director and Audit Committee Chair of ExlService Holdings, Inc. (NASDAQ: EXLS), a publicly traded business process outsourcing company; and director of the State Bank of India (California).  Mr. Hale has also served on boards of several private technology companies. We believe that Mr. Hale’s thirty-eight years of management experience in the banking, payments, financial services and technology industries; his expertise and his experience as a corporate director and board chairman of other public financial services companies as well as his audit committee leadership well qualify him to serve on our Board.

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Robert Heller Director

Dr. Heller has been a Director since 2005 and has served as a member of the Bank’s WMTS Committee since 2006, serving as Chair of the Committee since 2008.  He served on the Compensation Committee from 2006 to 2015 and was appointed to the Committee again in 2018. He was named to the Nominating and Governance Committee in February 2014 and served on the Bank’s Asset/Liability Committee from August 2014 through October 2015. Dr. Heller received his Ph.D. in Economics from the University of California at Berkeley. In 1974 he was named as Chief of the Financial Studies Division of the International Monetary Fund in Washington, DC.  In 1978, he joined Bank of America in San Francisco as Director of International Economic Research.  In 1986 he was appointed as a member of the Board of Governors of the Federal Reserve System, where he served as the Chairman of the Committee on Bank Supervision and Regulation, as well as the Administrative Governor.  In 1989, Dr. Heller joined VISA International and starting in 1991 served as President and CEO of VISA USA until 1993.  From 1995 to 2002, he was Executive Vice President and a member of the Board of Directors of the Fair Isaac Corporation (NYSE:FIC). He currently serves on the Board of Sonic Automotive Inc. (NYSE:SAH) as well as several private companies. He has served as the Chairman of the Board of Marin General Hospital and on the boards of many educational and cultural institutions, including the World Affairs Council of Northern California, the Romberg Center for Environmental Studies of San Francisco State University and the Institute for International Education in San Francisco.  He is also a Staff Commodore of The San Francisco Yacht Club. We believe that Dr. Heller’s experience as the president and chief executive officer of a large company, his leadership role with the Federal Reserve System, and his extensive financial expertise well qualify him to serve on our Board.

79
Norma J. Howard Director

Ms. Howard has been a Director since 1996, has served as a member of the Compensation Committee since 1999, chairing the Committee from 2002 to 2007, and as a member of the Audit Committee from 2012 to 2015; a member of the Executive Committee and Nominating and Governance Committee since 2014, and is currently serving as Chair of the Nominating and Governance Committee. Since 2004, Ms. Howard has served as President of NOHOW Communications Consulting, a public affairs and public relations consulting firm. In 2003, Ms. Howard retired as General Manager after a thirty-three year career with SBC Communications. In her position, she was the company spokesperson of media/community relations and public affairs issues for a twenty-four county region. Ms. Howard has been a resident of Marin County for over forty years. She has served on the boards of Birkenstock Footprint Sandals, Inc., American Red Cross, United Way of the Bay Area, California State Automobile Association, ACA Holdings Inc., a subsidiary of CSAA, and Canal Alliance. She has also served as president of the San Rafael Chamber of Commerce and on numerous other boards. We believe that Ms. Howard’s high level of understanding of the Company and the Board’s roles and responsibilities developed during her long tenure on the Company’s Board of Directors as well as her executive leadership experience and her communications and public relations experience well qualify her to serve on our Board.

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Kevin R. Kennedy Director

Mr. Kennedy has been a director since November 2013 when the Company acquired NorCal Community Bancorp (“NorCal”) and Bank of Alameda. He has served as a member of the Bank’s Asset/Liability Committee since 2013 and was appointed a member of the Bank’s WMTS Committee in February 2015 and a member of Bancorp’s Audit Committee in August 2017.  Mr. Kennedy has worked in the financial services industry for thirty years.  In 2004, Mr. Kennedy founded Kevin Kennedy, LLC, a company engaged in financial planning and wealth management services, and he continues to be the owner and Managing Member of the company. He has also been the elected City Treasurer for the City of Alameda since 2000, now serving his fifth term. For many years, Mr. Kennedy wrote a column on financial matters for the Alameda Journal newspaper and hosted a business show on cable television. He received his Bachelor of Arts in Economics with a Minor in Statistics from University of California, Davis. He served on the Board of NorCal since 2009 and served as a member of the Loan, Audit, Compensation and Asset/Liability Committees. We believe that Mr. Kennedy’s strong business and financial experience, his high level of understanding of the Board’s roles and responsibilities based on his service on another bank board, and his extensive knowledge of the Alameda community, well qualify him to serve on our Board.

52
William H. McDevitt Vice Chairman of the Board

Mr. McDevitt has been a Director since 2007 and in 2015 he was elected Vice Chairman of the Board of Bank of Marin and Bank of Marin Bancorp. He has served on the Executive Committee since 2013 and the Bank’s Asset/Liability Management Committee since 2009, and has served as Chair of the Committee since 2013. He has also served on the Bank’s WMTS Committee from 2008 to 2009 and the Compensation Committee from 2007 to 2008 and was renamed to the Committee in March of 2015. He is a Marin native and has been a resident of Petaluma since 1979. Mr. McDevitt began his career in the construction industry in 1971, and is currently employed by McDevitt Construction Partners, Inc. He is also general partner of McDevitt Enterprises, LP and president of Sausalito Hotel Corp (Inn Above Tide). Mr. McDevitt also invests in and manages commercial real estate in Marin & Sonoma Counties. In 1987, Mr. McDevitt became a founding director of Bank of Petaluma and held that position until the Bank was sold in 2000.  Mr. McDevitt currently serves on the Workforce Development Committee of North Coast Builders Exchange and is a past President. He has previously been active in the Petaluma Boys & Girls Club, Carousel Fund and the United Way Southern Sonoma. We believe that Mr. McDevitt’s strong business experience and relationships, his high level of understanding of the Board’s roles and responsibilities based on his service on another bank board, and his extensive knowledge of the Company’s market areas, well qualify him to serve on our Board.

66

Leslie E. Murphy Director

Ms. Murphy joined the Board in January 2017.  She has served on the Bank’s Asset and Liability Management Committee since January 2017 and on the Nominating and Governance Committee since September 2017.  Ms. Murphy served on the Audit Committee from January 2017 to September 2017.  A resident of Marin, Ms. Murphy is a past member of the board of Heffernan Insurance and a current board member of the North Bay Leadership Council.  Ms. Murphy graduated from San Marin High School in Novato before going on to receive her degree in business management from California State University, Sacramento in 1984. She began working as an assistant project manager for W. Bradley Electric, Inc. (WBE) in 1985, founded by her father William Bradley, Sr. Fourteen years later she assumed the position of owner/CEO, which she has retained since 1999. Ms. Murphy has driven the company to not only take the number one spot on the list of top Electrical Contractors in the North Bay and sixth largest woman owned business in the Bay Area, but has shaped the company to be loved and  voted by employees as one of the Best Places to Work for the past eleven years. She makes it a priority to help in the community and has supported WBE in becoming one of the top 80 Philanthropist companies in the Bay Area for the past few years as well as being voted as top 100 women of influence and receiving the Heart of Marin award.  We believe that Ms. Murphy’s extensive knowledge of the Company’s market area, her commitment to the community and her leadership experience well qualify her to serve on our Board.

57
Joel Sklar, MD Director

Dr. Sklar is a founding Director of Bank of Marin and has served on the Board since its inception in 1989. He served as Chairman of the Board of Bank of Marin and Bank of Marin Bancorp from July 2007 through December 2013.  He has been a member of the Audit Committee since 1992 and served as Chair of the committee from 1997 through 2005. Dr. Sklar has served as a member of the Executive Committee since 2007, a member of the Compensation Committee since 2014 and Chair of the Committee since 2015, and as Chair of the Executive and Nominating and Governance Committees from 2007 through 2013. He graduated cum laude with a Bachelor of Arts degree from Williams College in Williamstown, Massachusetts and received his medical degree from the University of California at San Diego. He trained in internal medicine at U.C. Medical Center in San Diego and in cardiology at the University of Colorado Health Sciences Center. Dr. Sklar recently retired as Marin General Hospital’s Chief Medical Officer and currently serves as an executive consultant at Marin General.  He is also a cardiologist with Cardiovascular Associates of Marin and San Francisco and an Assistant Clinical Professor at the University of California at San Francisco. Dr. Sklar also serves as a director of the California Film Institute. We believe that Dr. Sklar’s high level of understanding of the Company and the Board’s roles and responsibilities developed during his long tenure on the Company’s Board of Directors as well as his extensive leadership experience in the Marin medical community well qualify him to serve on our Board.

69

Brian M. Sobel Chairman of the Board

Mr. Sobel is Chairman of the Board of Bank of Marin and Bank of Marin Bancorp, having been appointed to the positions effective May 2015.  He has been a Director since 2001 and has been a member of the Compensation Committee since 2003, serving as Chair from 2008 to 2015, and a member of the Nominating and Governance and Executive Committees since 2009, and as Chair of the Executive Committee since 2015.  He served on the Audit Committee from June 2016 to January 2017 and is a member of the Bank’s Asset/Liability Committee.  Since 1987, he has been the principal consultant of Sobel Communications of Petaluma, a media and governmental relations firm. Mr. Sobel spent ten years as a city council member in Petaluma. He has served as chair of the Sonoma County Transportation Authority, president of a nonprofit housing group, corporate officer and trustee of the Cedars Foundation of Ross, and president of the Petaluma Area Chamber of Commerce. Educated at San Francisco State University, he has authored two books and an anthology and prior to 1987 worked for a major corporation as a writer, training consultant and video producer. He currently serves as a board member of the Golden Gate Bridge, Highway and Transportation District and was a two-term governor's appointee to the 4th Agricultural District Board of Directors.  Mr. Sobel also provides political analysis for numerous media outlets, including KTVU FOX2, in the San Francisco Bay Area. We believe that Mr. Sobel’s media relations experience and his extensive knowledge of the Company’s market area, particularly Marin and Sonoma Counties, well qualify him to serve on our Board.

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THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” EACH OF THE DIRECTORS NOMINATED FOR RE-ELECTION

IN PROPOSAL ONE.

Director Compensation

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on the Board of Directors in 2018.

	Fees earned
	and paid in	Stock	Option
	Cash	Awards	Awards		All Other	Total
Name	($)(1)	($)(1)	($) (1)		Compensation	($)
Steven I. Barlow	20,456	10,025	10,143		—	40,624	(3)
James C. Hale	38,511	—	32,489	(2)	—	71,000
Robert Heller	37,597	32,403	—		—	70,000
Norma J. Howard	37,597	32,403	—		—	70,000
Kevin Kennedy	32,644	16,126	16,230	(2)	—	65,000
William H. McDevitt Jr.	41,558	16,199	16,243	(2)	—	74,000
Leslie E. Murphy	32,597	32,403	—		—	65,000
Joel Sklar, MD	37,597	32,403	—		—	70,000
Brian M. Sobel	52,597	32,403	—		—	85,000

(1)

During 2018, each member of the Board who is not also an officer or employee of the Company received a director fee of $65,000; approximately $32,500 in Company stock and/or non-qualified stock options to purchase Company stock, and approximately $32,500 in cash.  Compensation for service for incumbent directors is paid semi-annually in arrears in July and January.  The equity component of the annual compensation is paid, at the election of the director, in 100% common stock, 100% non-qualified stock options to purchase common stock, or in a combination of 50% common stock and 50% non-qualified stock options.  An analysis performed by the Company’s compensation consultant, Pearl Meyer & Partners, confirmed that the practice of delivering 50% of compensation in equity and 50% in cash meets with industry standards.  The stock based compensation to each director for service in 2018 was paid in Company common stock with a market value at time of grant, with fractional shares being paid in cash.  The non-qualified stock options were granted at fair market value at the time of grant with the number of shares covered by the option determined based on the Black-Scholes valuation method.  The Chairs of the Bank’s WMTS Committee and the Company’s Compensation Committee and Nominating and Governance Committee received an additional annual cash payment of $5,000. The Chairs of the Audit Committee and the Bank’s Asset/Liability Management Committee received an additional annual cash payment of $6,000.  The Chairman of the Board received an additional annual cash payment of $20,000.  The Vice Chairperson of the Board received an additional annual cash payment of $3,000.  The Compensation Committee has reviewed the additional cash payments paid to the Chairman of the Board, the Vice Chairperson of the Board and committee chairs relative to the Company’s peer group, discussed further in the Compensation Discussion and Analysis.  Upon this review, the Committee affirmed the annual cash payments for these services.  The stock portion of the fees was awarded from the 2010 Director Stock Plan.  The non-qualified stock options were awarded from the Bank of Marin 2017 Equity Plan. If a director retires from the Board before earned director compensation is paid, that individual receives payment in cash rather than in stock.

(2)

Mr. Barlow elected to receive 638 non-qualified stock options, Mr. Hale elected to receive 2,232 non-qualified stock options, Mr. Kennedy elected to receive 1,115 non-qualified stock options and Mr. McDevitt elected to receive 1,273 non-qualified stock options. The stock options granted in 2018 were fully vested and exercisable immediately.  As of December 31, 2018, Mr. Barlow had 1,890 exercisable shares, which include 614 shares from an award received from Bank of Napa and assumed by Bank of Marin.  Mr. Hale had 12,078 exercisable shares, Mr. McDevitt had 10,160 exercisable shares and Mr. Kennedy had 10,834 exercisable shares, which include 4,800 shares from an award granted in 2015.
(3)	Mr. Barlow joined the Board in November 2017 and was paid for his service provided in November and December in January 2018.

CORPORATE GOVERNANCE

Director Independence

As of the Record Date (March 25, 2019), each of the persons nominated for election as a director, except for Russell A. Colombo (the CEO and President of the Company) was “independent” within the meaning of NASDAQ’s listing rules.

Board Meetings and Committees

There were five (5) regular meetings and four (4) special meetings of the Board of Directors of the Company during 2018. Each director standing for re-election to the Board attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings held by all committees of the Board on which he/she served.

The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out this responsibility, the Board has delegated certain authority to several Company committees, the duties of which and membership at March 25, 2019 were as follows:

Nominating
and
Name of Director	Executive	Compensation	Audit	Governance
Steven I. Barlow			X
Russell A. Colombo	X
James C. Hale	X		Chair
Robert Heller		X		X
Norma J. Howard	X	X		Chair
Kevin Kennedy			X
William H. McDevitt, Jr.	X	X
Leslie E. Murphy				X
Joel Sklar, MD	X	Chair	X
Brian M. Sobel	Chair	X		X

X = Committee Member

Members of the Board of Directors also participate in monthly Bank of Marin Board meetings and various committees of Bank of Marin.

The Executive Committee, subject to the provisions of law and certain limits imposed by the Board of Directors, may exercise any of the powers and perform any of the duties of the Board of Directors. The Committee met four (4) times in 2018.

The Nominating and Governance Committee assists the Board in carrying out its duties and functions regarding corporate governance oversight and Board membership nominations.  Subject to the standards required by applicable NASDAQ listing rules, the Committee is composed of no less than a majority of independent directors of the Board.  The Committee will consider suggestions or recommendations for Board membership received from shareholders. Shareholders who wish to make such suggestions or recommendations should forward their written suggestions to the Chairman of the Nominating & Governance Committee addressed to Bank of Marin Bancorp, Attn: Corporate Secretary, 504 Redwood Boulevard, Suite 100, Novato, CA  94947. Whether a person is recommended for Board membership by a shareholder or by a director of the Company, the standards and qualifications to be considered for Board membership include local community involvement, sound reputation, and business or educational experience that will be beneficial to the Company. The Committee also considers each candidate’s contribution to the diversity of the Board, including personal characteristics, education, experience and skills. While the Committee carefully considers diversity when evaluating director candidates, it has not adopted a formal diversity policy. At present, the Committee does not engage a third party to identify and evaluate potential director candidates. All of the nominees approved by the Committee for election at the 2019 Annual Meeting were recommended by the Board. The Committee met four (4) times in 2018.

The Compensation Committee, consisting solely of independent directors as defined in the NASDAQ listing rules and Section 10C of the Securities Exchange Act of 1934, has primary responsibility for ensuring that compensation and benefits policies and programs for executive officers and the Board of Directors comply with applicable law and stock listing requirements, and are devised and maintained to provide and retain a high level of executive management and corporate governance competence.  The Committee met six (6) times in 2018.

The Audit Committee, consisting solely of independent members as defined in the NASDAQ listing rules and Section 10A of the Securities Exchange Act of 1934, selects and recommends the appointment of independent auditors, reviews and approves professional services performed by the independent auditors and reviews the reports of their work together with regulatory agency examination reports. The Committee also reviews and approves the programs, work plan and reports of the Bank's Audit Manager and internal auditor. Director James C. Hale has been determined to be the Audit Committee Financial Expert. The Committee met eight (8) times in 2018.

The Executive, Compensation, Audit, and Nominating and Governance Committee charters are available on the Company’s website at www.bankofmarin.com under the “Investor Relations” tab.

Each current and nominated Board member is encouraged to attend the Annual Meeting of Shareholders. All members of the Board attended the 2018 Annual Meeting.

Indebtedness and Other Transactions with Directors and Executive Officers

In accordance with the Nominating and Governance Committee Charter, the Nominating and Governance Committee is responsible for reviewing and acting upon all related party transactions required to be disclosed by Item 404 of Regulation S-K for potential conflicts of interest.  Additionally, the Company’s Code of Ethical Conduct provides rules that restrict transactions with affiliated persons.

Prior to engaging in any related party transaction, a completed questionnaire describing the nature and structure of the transaction, along with any necessary supporting documentation, is submitted to the

Nominating and Governance Committee. In determining whether to approve a related party transaction, the Nominating and Governance Committee will consider, among other things, the following:

•Whether the terms of the transaction are fair to the Company;

•Whether the transaction is material to the Company;

•The importance of the related person to the transaction;

•The role the related person has played in arranging the transaction;

•The structure of the transaction; and,

•The interests of all related persons in the transaction.

The Company will only enter into a related party transaction if the Nominating and Governance Committee determines that any interested director has abstained from voting on the matter and that the transaction is beneficial to the Company, and the terms of the transaction are fair to the Company.

In February 2012, the Board, at the recommendation of the Nominating and Governance Committee, approved a related party transaction between Bank of Marin and Terra Verde Property Management Corporation (“Terra Verde”) to outsource the oversight of facility maintenance for the Company. The annual contract provides for an assessment of all of the Company’s facilities, oversight and analysis of expenses incurred, preventative maintenance and lease negotiations. The initial term of the agreement is three years with an initial base annual compensation of $72,000, and an annual increase of 3.0% per year on each anniversary of the effective date of the agreement. Kevin Colombo, son of President and CEO Russell A. Colombo, is 100% owner of Terra Verde.  As CEO and President, Russell A. Colombo is not directly involved in facility management and the costs associated with the contract are covered in an annual budget that is approved by the Board of Directors. The Company obtained two other bids from reputable companies and both were determined to be more costly and did not provide the added value of handling lease negotiations. The Board determined that the transaction is beneficial to the Company, and the terms of the transaction are fair to the Company. No waiver of the Company’s Code of Ethical Conduct was required in approving the transaction.

In February 2015, the Board, at the recommendation of the Nominating and Governance Committee, approved a three year extension of the agreement, including a provision for an automatic three-year extension, for the same services at an initial base annual compensation of $78,676, with an annual increase of 3.0% per year on each anniversary of the effective date of the agreement’s extension.  The agreement, as extended, was assigned, with the Company’s consent, by Terra Verde to Collier International Real Estate Services Management (CA), Inc.  Kevin Colombo has been hired as a consultant by Collier to serve as the point of contact with the Company.  No waiver of the Company’s Code of Ethical Conduct was required in approving the extension of the agreement.

Additionally, the Company’s subsidiary, Bank of Marin, has had and expects to have banking transactions in the ordinary course of business with some of the directors and executive officers of the Bank (and their associates), on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable loans with persons not related to the Company. During 2018 no loan to any director or executive officer of the Company (or their associates) has involved more than normal risk of collectability or presented other unfavorable features. All loans to directors or executive officers would be subject to the limitations prescribed by California Financial Code Section 1360, et seq. and applicable federal law and regulations.

Board Leadership Structure

It is the role of the Nominating and Governance Committee to annually review, and when appropriate make recommendations to the Board of Directors concerning board composition, structure, and functions. The Board has deemed it appropriate to have two separate individuals serve as Chairman of the Board and Chief Executive Officer. According to the Company’s bylaws, the Chairman of the Board shall preside at meetings of the Board of Directors and shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him/her by the Board of Directors. The bylaws further provide that the President of the Company will be the Chief Executive Officer and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Company. As the oversight responsibilities of the Board of Directors grows, the Board believes it is beneficial to have an independent Chairman with the sole job of leading the Board, while allowing the President to focus his efforts on the day-to-day management of the Company and the Bank. The Board does believe that it is important to have the President as a director.  The Company aims to foster an appropriate level of separation between these two distinct levels of leadership of the Company.  In addition to the Chairman, leadership is also provided through the respective chairs of the Board’s various committees.

Board’s Role in Risk Oversight

It is a fundamental part of the Board’s responsibility to understand the risks the Company faces and what steps management is taking to manage those risks. It is also important that the Board understands what level of risk is appropriate for the Company. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on risk assessment and risk management as they relate to financial reporting, including appropriate guidelines and policies to govern the process, as well as the Company’s major financial reporting risks and the steps management has taken to monitor and control them, and the Committee receives an annual risk assessment report from the Company’s outside auditor. The Executive Committee fulfills its oversight responsibility with respect to compliance and operational risk, by working with the Company’s Compliance Manager to understand regulatory and legislative issues and the Company’s projects and systems. In setting compensation, the Compensation Committee strives to create incentives that do not encourage excessive risk-taking beyond the Company’s ability to effectively identify and manage risk. The Bank’s Asset Liability Management Committee functions as a directors’ loan committee, oversees the Bank’s balance sheet, liquidity and capital management, as well as the management of credit, interest rate, and market risk within the context of the risk tolerance established by the Board of Directors, and receives monthly reports from the Chief Credit Officer and Chief Financial Officer. Additionally, the Board of Directors and various sub-committees oversee the Company’s consolidated enterprise risk management program that ensures the adequacy of policies, procedures, tolerance levels, risk measurement systems, monitoring processes, management information systems and internal controls. The Board of Directors is also provided physical and information security risk assessments by management on an annual basis.

EXECUTIVE COMPENSATION

Executive Officers

The Board has designated the following officers as executive officers of the Company and/or Bank of Marin:  President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Executive Vice President, Retail Banking, Chief Credit Officer, Chief Information Officer, and Executive Vice President, Commercial Banking.  At December 31, 2018, the incumbents to those offices were: Russell A. Colombo, James S. Kimball, Tani Girton, Peter Pelham, Elizabeth Reizman, James T. Burke, and Tim Myers, respectively.  Following is information regarding the executive officers excluding Mr. Colombo, who is a director nominee and whose information has been previously presented.

James S. Kimball, 54, joined Bank of Marin in October 2017 as Executive Vice President and Chief Operating Officer, assuming responsibility for Commercial Banking, Retail Banking, Wealth Management & Trust Services and Marketing.  Mr. Kimball has more than twenty-nine years of commercial banking experience, primarily in the Bay Area.  He joins Bank of Marin from Wells Fargo Bank, where, among other roles, he served as Senior Vice President and Region Head for the North Coast Regional Commercial Banking Office and Wine Industry Specialty Group.  Earlier in his career, Mr. Kimball spent more than twenty years with Bank of America, ending his tenure as the Regional Manager responsible for the commercial banking segment in five Bay Area markets.  Mr. Kimball earned his Masters of Business Administration and Bachelor of Science degree in Finance from California State University, Sacramento.  A lifelong resident of Petaluma, Mr. Kimball has been involved in a number of community organizations including the San Francisco Chamber of Commerce, North Bay Leadership Council, Sonoma State’s Wine Business Institute, the Greater Bay Area Leukemia & Lymphoma Society and the Petaluma Educational Foundation.

Tani Girton, 59, joined Bank of Marin in August 2013 as Executive Vice President and Chief Financial Officer responsible for Finance, Accounting, Treasury and Compliance.  Ms. Girton’s 35-year career spans financial services across the banking, brokerage and thrift industries. Before joining Bank of Marin, she served as Executive Vice President and Treasurer for Bank of the West. Prior to that, Ms. Girton was Vice President of Treasury Capital Markets for Charles Schwab and a key member of the team that launched and expanded Schwab Bank.  Ms. Girton earned a Master’s Degree in Business Administration from San Francisco State University where she also served as a finance lecturer for several years.  Ms. Girton graduated from Lewis and Clark College with a bachelor’s degree in international affairs.  She currently serves on the board of directors of Professional Business Women of California.

Peter Pelham, 62, joined Bank of Marin in 1994 as Manager of the Bank's first branch in Novato.  In 2005 he was named Senior Vice President and Branch Administrator and in April 2006 he was named Executive Vice President and Branch Executive. As of June 2009, Mr. Pelham assumed the position of Executive Vice President, Retail Banking.  Prior to joining Bank of Marin, he had sixteen years of banking experience, twelve of which were with Novato National Bank and Westamerica Bank in Marin County.  Mr. Pelham earned a bachelor’s degree in Politics and Modern History from Manchester University in 1977 and graduated from the Pacific Coast Banking School in 2007.  He serves as the Chair of Transportation of the Marin Citizens Oversight Committee for Measure A and as a member of the City of Novato Economic Development Commission.  Additionally, Mr. Pelham serves as Treasurer of the Rotary Club of Ignacio.

Elizabeth Reizman, 60, joined Bank of Marin in 1996 as Vice President and Commercial Lender in the Bank’s Novato branch. In 2004 she was named Senior Vice President and Loan Team Manager in the Bank’s credit management department. In 2009 she was named Senior Vice President and Commercial Banking Manager. In November 2013, Ms. Reizman assumed the position of Executive Vice President and Chief Credit Officer. She began her banking career in 1981 as a senior account administrator for Crocker Bank. In her fifteen year career prior to joining Bank of Marin, Ms. Reizman served as a commercial lender and as a senior credit examiner for Bank of California. Prior to her employment with Bank of California, she served in Private Banking and as a business banking credit administrator for Hibernia Bank.  Ms. Reizman graduated from Stanford University with a bachelor’s degree in economics and graduated from Pacific Coast Banking School in 2005.  A long-time volunteer in the Marin County community, Ms. Reizman serves on the Board of Directors of Whistlestop.

James T. Burke, 64, joined Bank of Marin in 2013 as Senior Vice President and Chief Information Officer.  In January 2016 he assumed the position of Executive Vice President and Chief Information Officer.  He has responsibility for Centralized Services, which includes Operations, Information Technology, Security, Facilities, Project Management, Fraud Management and Administration.  Prior to joining Bank of Marin, Mr. Burke had over thirty years of experience in financial services including serving as First Vice President and Chief Information Officer at Irwin Financial Corporation, Senior Vice President of Retail Technology at Bank of America and Vice President of Securities Custody Technology at Charles Schwab.  Mr. Burke graduated from San Francisco State University with a bachelor’s degree in mathematics.

Tim Myers, 48, joined Bank of Marin in April 2007 as Senior Vice President and Manager of the San Francisco Commercial Banking Office.  In 2013 he was named Senior Vice President and Commercial Banking Manager.  In March 2015 he assumed the role of Executive Vice President, Commercial Banking.  Mr. Myers has over twenty-one years of experience in finance with nineteen years of banking experience, all in commercial banking. He began his banking career in 1998 as Assistant Loan Officer at Imperial Bank, working with Russell Colombo. Prior to joining Bank of Marin, he served as a Vice President, Relationship Manager for U.S. Bank, National Association in Portland, Oregon. Prior to his time with U.S. Bank, Mr. Myers was Vice President, Commercial Banking Officer for Comerica Bank-Western Division.  Mr. Myers graduated with a Bachelor of Art’s degree from Willamette University and a Master’s degree from the Monterey Institute of International Studies.  He graduated from Pacific Coast Banking School in 2011.  Mr. Myers is the former Chairman and a current member of the Edgewood Center for Children and Families Board of Directors.

Compensation Discussion and Analysis

This section addresses the compensation programs, philosophy and objectives, of the Bank of Marin Bancorp and its banking subsidiary, Bank of Marin (collectively in this section, the “Company”), including the process for making compensation decisions, the roles of the Board of Directors, the Compensation Committee (in this section, the “Committee”), and management in the design of such programs, and its 2018 executive compensation components. This section also addresses the factors most relevant to understanding the Company’s compensation programs and what they are designed to reward, including the essential elements of compensation, the reasons for determining payment of each element of compensation, and how each compensation element fits into the Company’s overall compensation objectives and affects decisions regarding other compensation elements.

Executive Summary

The Committee of the Board of Directors establishes and administers the compensation and benefit programs for Named Executive Officers, the persons identified in the Summary Compensation Table which follows. In addition, the Committee is responsible for administering other companywide compensation and benefits plans for all employees. The Committee consists entirely of independent directors.  The Committee carefully considers the components of the executive compensation programs to attract and retain high quality Named Executive Officers and to incent the behavior of Named Executive Officers to create shareholder value and accomplish the Company’s strategic goals. The Committee engages independent consultants from time to time and considers the compensation programs of peer financial institutions to ensure that the Company’s compensation programs are competitive with market practices.

The Committee’s philosophy, practices and policies have been developed over a number of years and have not historically been subject to sweeping, material changes. At the 2018 annual meeting of shareholders, the Company included an advisory vote to approve executive compensation, providing shareholders with an opportunity to communicate their views on the Company’s executive compensation program. The Company’s executive compensation was approved by 66% of the shares voted. The Committee considered the results of this vote in setting executive compensation for 2019 and concluded that the support of the Company’s compensation program indicates that shareholders generally concur with the Company’s alignment of compensation and performance. Although representing a strong majority, the percentage of shareholders providing an advisory vote to approve executive compensation declined between the 2017 annual meeting and the 2018 annual meeting.  The Committee took this as an opportunity to enhance the Company’s disclosure of Named Executive Officer compensation in this Proxy Statement by, among other things, providing more detail on the performance based compensation of such executives.  At the 2018 Annual Meeting of Shareholders, the shareholders held, by majority vote, for a one-year frequency of the non-binding, advisory vote on executive compensation.  While the frequency vote was non-binding, the Board of Directors has made the decision to continue to include the advisory vote to approve executive compensation annually.

Shareholder outreach and feedback is a critical component of our investor relations philosophy, and, in 2018, we continued to maintain a regular dialogue with our shareholders.  Throughout the year, we engaged in conversations and meetings, including sell-side conferences, non-deal road shows and in-person or telephonic one-on-one meetings with our shareholder base.  In response to the 2018 say-on-pay advisory vote on executive compensation, the Committee, along with members of senior management initiated a targeted investor outreach program.  The purpose of the program is to solicit feedback from shareholders who voted against the proposal and understand the factors that informed their vote.

Philosophy

The Company’s executive compensation programs are designed to attract and retain high quality officers that are critical to its long-term success. The Company’s Board of Directors and management believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals, which aligns Named Executive Officers’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate goal of improving shareholder value without rewarding undue short-term risk-taking. This is achieved by utilizing a combination of short-term cash incentives, paid annually, and long-term equity incentives, which vest over either a three-year period or a five-year period and include performance based vesting metrics. The Committee engages independent national human resources consulting firms to periodically conduct a review of the Company's total compensation programs. During these periodic reviews, each component of total compensation is compared against a regional peer group that is similar to the Company in asset size, geography and performance. (For details, see “Compensation Consultants” and “Peer Group Review” herein.)  In 2018, the Committee adopted a new peer group to be used in 2018 and 2019.  They are used in the charts below.  The 2018 peer group was made up of major exchange publicly traded banks on the West Coast, including Hawaii, with total assets between $1 billion and $5 billion.

The Committee's compensation philosophy is to target base salaries at or near the median (50th percentile) and to pay total compensation (including annual cash incentives, long-term equity incentives, and benefits) between the 50th and 75th percentiles of the regional peer group, with variation based on individual experience and performance.  During the 2018 review of executive compensation, target total direct compensation for the top six officers was found to be 4% below the market median in aggregate.  The Company believes paying total compensation between the 50th and 75th percentile for above-average performance is critical for attracting and retaining the qualified executives it needs to achieve its business objectives. Overall, compensation paid to Company executives is believed to be competitive with market practices.

Base compensation levels for Named Executive Officers are established based on market data and are adjusted based on individual performance and experience. Annual incentives, including performance-based bonuses and long term equity awards, are based on both Company and/or individual performance objectives, which include asset and revenue growth targets, deposit growth targets, profitability targets, identification of strategic opportunities, and core earnings performance.  It is the Committee’s desire to remove as much discretion as possible from the incentive based compensation in favor of a metrics based program.

Business Highlights

•

In 2017, Bank of Marin acquired Bank of Napa. As a result, Bank of Marin is the largest community bank in Napa County by deposit share. This is the third acquisition in the past seven years that strengthens the Bank’s presence in the San Francisco Bay Area and has allowed for average deposit growth of 10% over the past ten years.

Bank of Marin Total Deposits Growth
10% annual growth over last 10 years
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018

•	As part of its organic growth plan, the Bank expanded its senior management and lending teams with several strategic hires in 2018.
•	Strong credit quality remains a cornerstone of the Bank’s consistent performance, with non-performing assets under 2% every year for the past ten years, ending 2018 at 0.60%.

NPAs / Total Assets
Bank of Marin and Peers
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
BMRC
25th Percentile
Median
75th Percentile

•

Return on assets ("ROA") historically exceeded Peer Bank median returns and was 1.31% in 2018.  2017 ROA was below median, due, in part, to acquisition expenses and the deferred tax asset write-down, which reduced ROA by 0.22 percentage points.

Return on Average Assets
Bank of Marin and Peers
1.50%
1.00%
0.50%
0.00%
-0.50%
-1.00%
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
BMRC
25th Percentile
Median
75th Percentile

•

With a focus on strong credit quality and growth, the Company generated total shareholder return over the period January 1, 2009 through December 31, 2018 at the 99th percentile of the peer group, while stock volatility was below the average of the Peer Group.

Bank of Marin vs. 2018 Peer Banks
Ten Year Indexed Total Shareholder Return

$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
Total Return to Shareholders
Indexed to $100

	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Bank of Marin	$100	$139	$152	$166	$169	$199	$245	$253	$338	$335	$413
25th Percentile	$100	$62	$54	$62	$75	$105	$98	$114	$156	$181	$151
50th Percentile	$100	$74	$78	$80	$111	$128	$141	$151	$187	$207	$188
75th Percentile	$100	$93	$107	$96	$127	$154	$169	$182	$246	$328	$321

As the chart indicates, a $100 investment in the Company’s common stock on January 1, 2009 would have grown to $413 on December 31, 2018 after dividend reinvestment. This compares to a $188 median after dividend reinvestment for the peer group companies adopted in 2018 that remain publicly held.  As a result, the Company’s total shareholder return over the ten-year period was at the 99th percentile of the peer group.  The five year period ending in December 2018 was at the 87th percentile of the peer group and the three year period ending in December 2018 was at the 73rd percentile of the peer group.

Bank of Marin vs. Peer Banks
Five Year Indexed Total Shareholder Return

Total Return to Shareholders
Indexed to $100
$250
$200
$150
$100
$50
$0

	2013	2014	2015	2016	2017	2018
Bank of Marin	$100	$123	$128	$170	$169	$208
25th Percentile	$100	$102	$110	$152	$160	$150
50th Percentile	$100	$110	$119	$163	$186	$175
75th Percentile	$100	$114	$132	$180	$210	$191

Bank of Marin vs. Peer Banks
Three Year Indexed Total Shareholder Return

Total Return to Shareholders
Indexed to $100
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0

	2015	2016	2017	2018
Bank of Marin	$100	$133	$132	$163
25th Percentile	$100	$122	$136	$127
50th Percentile	$100	$135	$158	$142
75th Percentile	$100	$152	$176	$166

As designed, our compensation program is instrumental in motivating and rewarding our executive officers for achieving financial performance which compares favorably with our peer banks.

Bank of Marin Financial Performance
Percentile Rank versus Peer Banks
100th
75th
50th
25th
0th
Total Deposit Growth
Net Income Growth
Average ROAA
Average ROAE
Average Efficiency Ratio
NPA / Total Assets
2018
3-Year
5-Year
10-Year

Source: SNL Financial Market Intelligence as of March 12, 2019.

2018 Financial Performance - 2018 Peer Banks							
		Total Deposit Growth	Net Income Growth	Average ROAA	Average ROAE	Average Efficiency Ratio	NPA / Total Assets
2018	Bank of Marin (%)	1	104	1.31	11	55	0.60
	Percentile Rank versus 2018 Peer Banks	18	80	65	43	77	46
Three Years	Bank of Marin (%)	8	21	1.07	9	57	0.73
	Percentile Rank versus 2018 Peer Banks	32	38	72	46	78	49
Five Years	Bank of Marin (%)	7	18	1.05	9	57	0.94
	Percentile Rank versus 2018 Peer Banks	18	44	74	60	79	50
Ten Years	Bank of Marin (%)	10	10	1.09	10	56	1.15
	Percentile Rank versus 2018 Peer Banks	74	17	91	96	87	92

Compensation Best Practices

The Compensation Committee has implemented strong governance practices that reinforce our principles, support sound risk management and are shareholder-aligned:

•Assess Pay versus Performance. The Committee continually reviews the relationship between compensation and Company performance.

•Reasonable Compensation Targets. Base salaries are targeted at or near the median (50th percentile) while total compensation (including annual cash incentives, long-term equity incentives, and benefits) is designed to pay between the 50th and 75th percentiles of the regional peer group, with variation based on individual experience and performance. During the 2018 review, aggregate target total direct compensation and actual 2017 total direct compensation were both below the market median, as was target and actual total cash compensation.  During 2017 and 2018, the Bank provided somewhat above the median market levels of long-term incentives, emphasizing long-term returns to shareholders relative to its peers.

•Balanced Performance Measurement. To mitigate risk while driving performance the Committee approved an annual incentive plan based on multiple measures, including Net Income, Return on Assets, the Efficiency Ratio, Annual Loan Growth, Annual Deposit Growth, Annual Demand Deposit Growth, Pre-Tax Pre-Provision Earnings, Net Interest Margin, Non-Interest Expenses, and individual performance.

•Clawback Provisions. The Committee has approved a clawback provision with respect to the annual incentive plan to allow for the recoupment of compensation under certain circumstances.

•Performance-Based Long-Term Incentives. The Committee set the proportion of Performance Restricted Stock to 45% of the total equity grant. Performance objectives for 2018 include performance relative to peers.

•Stock Ownership Guidelines. Our stock ownership requirements are rigorous: 2 times base salary for the CEO, 1.5 times base salary for the COO, 1 times base salary for other Named Executive Officers, and 2 times maximum annual cash retainer for Board members. All Named Executive Officers and Board members are in compliance with the guidelines.

•No Hedging. The Company does not allow directors and Named Executive Officers to enter into short sales of common stock or similar transactions where potential gains are linked to a decline in the price of our stock. Recipients of equity awards also may not enter into any agreement that has the effect of transferring or exchanging any economic interest in an award for any other consideration.

•No Pledging. Directors and Named Executive Officers, as well as all officers of the Company, are prohibited from pledging Company securities as collateral for a loan or holding Company securities in a margin account.

•No Option Repricing Without Shareholder Approval.

•No Excise Tax Gross-Ups.

•Use of an Independent Compensation Consultant Reporting to the Compensation Committee.

Process for Making Compensation Decisions

Role of the Chief Executive Officer

Shortly following the conclusion of each calendar year, the Company’s Chief Executive Officer (the “CEO”), assisted by the Director of Human Resources, conducts an annual performance evaluation process for all Named Executive Officers, other than for himself, as well as for other members of senior management who are not Named Executive Officers. As part of each annual performance evaluation, the CEO considers, among other key factors, i) the executive’s performance of job responsibilities and achievement of individual and/or departmental objectives and ii) management and leadership skills, such as effective communication, problem solving, business development and community involvement. In addition, the executive’s contributions to the Company’s overall financial goals are indirectly considered.  Based on this evaluation, the CEO determines, for each of the Named Executive Officers (other than himself), recommendations for salary adjustments, including merit increases, and annual performance-based bonus amounts to be made to the Committee for its approval. The Named Executive Officer’s performance-based bonus is determined by the Company’s financial performance relative to that year’s financial performance goal and individual performance goals.

In addition, recommendations by the CEO and the Director of Human Resources for the grant of equity awards to Named Executive Officers under the Company’s equity compensation plan are submitted to the Committee for approval and are based on Named Executives Incentive Equity opportunity and the Company’s financial performance relative to that year’s financial performance goals.

Role of the Compensation Committee

The Committee periodically reviews the compensation levels of the Board of Directors. In its review, the Committee looks to ensure that the compensation is fair, reasonably competitive and commensurate to the responsibilities of both the individual directors as well as the Board in the aggregate.  Additionally, the Committee specifically takes into consideration the Directors’ adherence to the Company’s Director Stock Ownership Guidelines when reviewing compensation.

The Committee has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to Named Executive Officers is fair, reasonable and competitive and that the types of compensation and benefits provided to the Named Executive Officers are similar to comparable executives within an established peer group. The Committee is also responsible for the review and approval of Company goals and objectives relevant to the compensation, including the incentive awards, of the Company’s CEO, to evaluate the performance of the CEO in light of the goals and objectives and to determine and approve the CEO’s compensation levels based on this evaluation. The Committee reviews compensation levels for the other Named Executive Officers, including the CEO’s recommendations on annual bonus and salary increases for Named Executive Officers and makes final determinations and approvals. Additionally, the Committee reviews and approves the grant of equity awards to assure that the Committee considers all elements of proposed compensation.

To achieve these goals and objectives, the Committee expects to maintain compensation plans that create an executive compensation program that is set at competitive levels of comparable public financial services institutions with comparable performance.  The Committee has followed certain fundamental objectives to ensure the effectiveness of the Company’s compensation strategy. These objectives include the following:

Internal and external fairness. The Committee recognizes the importance of perceived fairness both internally and externally of compensation practices. The Committee has evaluated the overall economic impact of the

Company’s compensation practices and, when deemed necessary, has consulted with independent outside advisors in the evaluation of contractual obligations and compensation levels.

Performance-based incentives. The Company has established financial incentives for executives who meet certain objectives, which thereby assist the Company in meeting its long-term growth and financial goals.

Shareholder value and long-term incentives. The Committee believes that the long-term success of the Company and its ability to consistently increase shareholder value is dependent on its ability to attract and retain skilled executives. The Company’s compensation strategy encourages equity-based compensation to align the interests of management and shareholders.

Full disclosure. The Committee seeks to provide full disclosure to the members of the Board of Directors of the Company of the compensation practices and issues to ensure that all directors understand the implications of the Committee’s decisions.

The Committee has reviewed the compensation practices of peers and considered management’s individual efforts for the benefit of the Company, and has reviewed various subjective measures in determining the adequacy and appropriateness of the compensation of Named Executive Officers. The Committee takes into account the performance of the Named Executive Officers and recognizes that the competition among financial institutions for attracting and retaining executives has become more intense in the past few years. The Committee takes such market considerations into account to ensure that the Company is providing appropriate long-term equity incentives to enable it to continue to attract new executives and to retain the ones it already employs. General economic conditions and the past practice of the Company are also factors that are considered by the Committee.  Further, the Committee specifically takes into consideration:

•Double-trigger Change in Control Severance Payments

•Absence of any gross-ups in any of the incentive programs

•Clawback Policy in our performance based incentive plan

•Executive Stock Ownership Guidelines

The Committee has established various processes to assist in ensuring that the Company’s compensation program is achieving its objectives. Among these are:

Assessment of Company Performance. In establishing total compensation ranges, the Committee uses company performance measures, including net income, asset growth, earnings per share, return on assets, asset quality, and efficiency ratio in two ways: to gauge generally the overall Company performance relative to peer companies and to gauge generally the overall Company performance against the Company’s own strategic objectives. These specific performance targets provide guidance for a view of general Company performance, which is then utilized as one element in determining overall compensation ranges.

Assessment of Individual Performance. Individual performance has a strong impact on the compensation of all employees, including the CEO and the other Named Executive Officers. For the Named Executive Officers, the Committee receives a performance assessment and compensation recommendation from the CEO, other than for himself, and also exercises its judgment based on the Board’s interactions with its Named Executive Officers. As with the CEO, the performance evaluation of these Named Executive Officers is based on his or her contribution to the Company’s performance, and other leadership accomplishments.

Total Compensation Review. The Committee reviews each Named Executive Officer’s base pay, bonus, and equity award compensation annually. In addition to these primary compensation elements, the Committee reviews the perquisites and other compensation and payments that would be required under various severance and change-in-control scenarios. Following the 2018 review, the Committee determined that these elements of compensation were reasonable in the aggregate.

Compensation Consultants

Pearl Meyer & Partners (“Pearl Meyer”), a large independent compensation consulting firm, was first engaged by the Committee in April 2012 to conduct a formal, comprehensive review of the Company’s executive and director compensation.  Pearl Meyer was also engaged in 2013, 2014, 2015, 2016, 2017, and 2018 to provide supplemental reviews and support for the Committee. After the Committee’s review of applicable rules for independence, the Committee determined that there are no known conflicts of interest between Pearl Meyer and its affiliates and the Company and its affiliates.  Pearl Meyer reports directly to the Committee and does not provide services to, or on behalf of, any other part of the Company’s business.

The major services provided by Pearl Meyer in 2018 included: 1) review of the Company’s then current peer group, 2) recommendations to the Committee to refine the peer group based on the Company’s and peers size, 3) comprehensive review of the Company’s executive compensation programs, 4) comprehensive review of the Company’s non-employee director compensation program, and 5) review of the Company’s 2018 target total direct compensation levels provided to the Company’s Named Executive Officers and non-employee directors, as well as the Company’s financial performance relative to the selected peer group to make recommendations to the Committee. The analysis and review performed by Pearl Meyer in 2018 were used in 2018 in setting executive compensation programs.

During 2018, Pearl Meyer provided minor, additional consulting activities, including reviewing the Company’s performance relative to peers, and review of the Compensation Discussion and Analysis.

Peer Group Review and Market Study

When reviewing each compensation component for the Named Executive Officers, the Committee considers the compensation practices of specific peer companies whose asset size, geography and performance are comparable to the Company. As discussed above, the Committee first engaged Pearl Meyer in 2012 to review the Company’s peer group and make recommendations to the Committee.  In 2018, the Committee adopted an updated peer group to be used in 2018.  The 2018 peer group was made up of major exchange publicly traded banks on the West Coast, including Hawaii, with total assets between $1 billion and $5 billion.

Following is the specific peer group of eighteen publicly-traded financial institutions approved by the Committee for use in 2018 (the “2018 Peer Banks”):

•Bank of Commerce Corporation	•Heritage Financial Corporation
•Central Valley Community Bancorp	•National Bank Holdings Corporation
•CoBiz Financial	•Northrim Bancorp, Inc.
•Farmers & Merchants Bancorp	•Oak Valley Bancorp
•First Financial Northwest, Inc.	•Pacific Mercantile Bancorp
•First Foundation, Inc.	•People’s Utah Bancorp
•First Northern Community Bancorp	•Preferred Bank
•Guaranty Bancorp	•Sierra Bancorp
•Heritage Commerce Corporation	•TriCo Bancshares

The median assets at the time of the study for the peer group was $2.6 billion as compared to Bank of Marin’s $2.5 billion.  Comparisons to the Peer Banks in this discussion are based on the 2018 Peer Banks excluding those acquired as of March 15, 2018.

The Committee evaluated executive compensation to like positions in the 2016 and 2018 Peer Banks in setting 2018 compensation. Based on this evaluation and Pearl Meyer’s analysis of the Company’s compensation programs relative to the peer group, the Committee approved the following executive compensation structure:

•	Target executive base compensation near the 50th percentile of the peer group, as established in 2018, which reflects a minor de-emphasis on base compensation with more focus on incentive opportunity.
•	Maximum incentive opportunity in 2018 was placed at 200% of the target incentive for both short term and long term incentives and 50% for threshold performance.

Executive Compensation Components

For the fiscal year ended December 31, 2018, the principal components of compensation for Named Executive Officers were i) base salary, ii) performance-based bonuses, iii) equity awards and iv) perquisites and other plans and benefits. The Company’s policies and practices for each of the principal compensation components are explained in the following paragraphs.

Base Salary

Base salary is established based on market data and is adjusted based on individual performance and experience.

Performance-Based Incentives

The Company provides annual cash incentive award opportunities for eligible employees, through the use of the Annual Individual Incentive Compensation Plan (the “Incentive Plan”). The Incentive Plan allows for performance-based bonuses for Named Executive Officers that are based on the overall performance of the Company and on goals specific to the executive's area of responsibility.  The following table shows the bonus potential expressed as a percentage of base salary that may be earned in the Incentive Plan under three scenarios, Threshold Performance, Target Performance and Maximum Performance, and then shows the relative split between Bankwide performance goals versus individual performance metrics by Named Executive Officer that must be met under the Incentive Plan.

Named Executive Officers Cash Incentive Opportunity:

Incentive Opportunity	Colombo	Kimball	Girton	Pelham	Reizman	Myers
Threshold Performance	25.00%	20.00%	15.00%	17.50%	15.00%	17.50%
Target Performance	50.00%	40.00%	30.00%	35.00%	30.00%	35.00%
Maximum Performance	100.00%	80.00%	60.00%	70.00%	60.00%	70.00%

Company Goals	75.00%	50.00%	50.00%	50.00%	50.00%	50.00%
Company / Individual	25.00%	50.00%	50.00%	50.00%	50.00%	50.00%

Overall Company performance comprises at least 75% of the CEO’s and at least 50% of the other Named Executive Officers’ cash incentive potential, with the remaining percentage based on achievement of individual goals.

Individual Named Executive Officer goals are either independent from the six Company metrics or may be used to give greater weighting to one of the six Company goals within the executive’s specific area of responsibility. The allocation between company goals and individual goals varies from year to year. For 2018 the weights of each metric as a percent of the total incentive compensation opportunity for the Named Executive Officers were:

Company Metrics	Colombo	Kimball	Girton	Pelham	Reizman	Myers
Net Income	22.50%	15.00%	15.00%	15.00%	15.00%	15.00%
Return on Assets	15.00%	10.00%	10.00%	10.00%	10.00%	10.00%
Efficiency Ratio	11.25%	7.50%	7.50%	7.50%	7.50%	7.50%
Annual Loan Growth	13.13%	21.25%	8.75%	8.75%	16.25%	33.75%
Annual Deposit Growth	5.63%	16.25%	3.75%	21.25%	3.75%	3.75%
Annual Demand Deposit Growth	7.50%	5.00%	5.00%	22.50%	5.00%	5.00%

Additional NEO Company Metrics
Pre-Tax Pre-Provision Earnings	7.50%	5.00%	5.00%	5.00%	5.00%	5.00%
Non-Interest Expense	0.00%	5.00%	5.00%	5.00%	5.00%	5.00%
Net Interest Margin	0.00%	5.00%	5.00%	5.00%	5.00%	5.00%

Total Company Metrics	82.50%	90.00%	65.00%	100.00%	72.50%	90.00%

Individual Goals	17.50%	10.00%	35.00%	0.00%	27.50%	10.00%

The specific goal for each of these metrics is revised each year, and each metric is given its own specific weighting in the determination of the overall performance-based bonus opportunity. The metrics are derived from the Company’s annual budgeting process and are weighted based on the Company’s particular focus and relative importance for that year. For 2018 the specific Company goals and relative weights of each metric were:

Category	Weight	2018 Threshold	2018 Target	2018 Maximum	2018 Results
Net Income	30.00%	$23,474,000	$27,617,000	$31,760,000	$32,622,000
Return on Assets	20.00%	0.87%	1.09%	1.31%	1.31%
Efficiency Ratio	15.00%	67.46%	61.33%	55.20%	57.30%
Annual Loan Growth	17.50%	$67,011,000	$83,764,000	$104,705,000	$84,851,000
Annual Deposit Growth	7.50%	$82,595,000	$103,244,000	$129,055,000	$37,188,000
Annual Demand Deposit Growth	10.00%	$62,934,000	$78,667,000	$98,334,000	$56,756,000

Additional NEO Company Metrics		2018 Threshold	2018 Target	2018 Maximum	2018 Results
Pre-Tax Pre-Provision Earnings		$32,424,100	$38,146,000	$43,867,900	$43,418,000
Non-Interest Expense		$66,900,000	$55,750,000	$44,600,000	$58,266,000
Net Interest Margin		3.57%	3.76%	3.95%	3.90%

The plan gate provides that for the Incentive Plan to be funded and “activated” for a Plan Year, the Company must achieve a threshold performance level calculated as a percentage of the Company’s budgeted net income.

In line with the Company’s pay for performance philosophy, over the past five years the Committee has awarded the Named Executive Officers 120% of their target incentive, on average, which is consistent with the Company’s favorable performance relative to peers.  Further, the Committee has awarded the maximum incentive payout under the Plan in only one of the past eight years, reflecting the difficulty in achieving the maximum payout of incentives under our Incentive Plan. Incentive payouts are calculated based on the individual goal result and weight. This format allows for higher payouts for exceptional results in one or more categories even if there is low or below minimum results for one or more categories.

Clawback Provision for Performance-Based Incentives

The clawback provision provides that if financial results are significantly restated due to negligence, fraud or intentional misconduct, there may be recoupment of the amounts paid in excess of amounts otherwise earned.

Equity Awards

The purposes of equity awards are to allow executives to share in the growth and prosperity of the Company, to retain executives over the long term and to maintain competitive levels of total compensation.

At the 2017 annual meeting, by majority shareholder vote, the Bank of Marin Bancorp 2017 Equity Plan was adopted.  The 2017 Plan replaced the Company’s 2007 Equity Plan which expired in 2017.  The Board of Directors wanted to continue with the flexibility and material features of the 2007 Plan and, therefore, the terms and conditions of the 2017 Plan are substantially similar to the terms and conditions of the 2007 Plan.  In 2018, our shareholders approved the allocation of additional shares to the 2017 Equity Plan.

The 2017 Equity Plan allows the Company to offer multiple equity vehicles as incentives, including stock options, unrestricted stock, restricted stock, and stock appreciation rights.  Executives may be awarded a blend of equity awards. The Committee considers the attributes of each form of equity award when determining equity compensation; including the ability to align management with the long-term interests of shareholders, the immediate value versus appreciation opportunity of each form, as well as the tax consequences of each type of award.

Award levels are based upon market and the executive's level of responsibility and influence on the performance of the Company. Executives are granted stock options and/or restricted stock annually, based on overall Company performance. The option exercise price is based on the fair market value on the effective date of the grant. Grants are approved at regularly scheduled Committee meetings.

In 2015 Performance Equity was added as  a form of equity compensation. Performance shares were granted on March 1, 2015, March 1, 2016, March 1, 2017 and March 1, 2018 and cliff vest after three years based on achieving established performance metrics relative to peers. Three-year performance metrics include earnings per share growth, efficiency ratio, return on assets, as well as loan quality metrics, to provide incentive for balanced growth and quality.

For 2018, Named Executive Officers with the title of Executive Vice President and above were granted a blend of 30% Incentive Stock Options (“ISO”), 25% Restricted Stock, and 45% Performance Restricted Stock.

Named Executive Target Equity Opportunity:

Incentive Opportunity	Colombo	Kimball	Girton	Pelham	Reizman	Myers
Threshold	22.50%	17.50%	15.00%	15.00%	15.00%	15.00%
Target	45.00%	35.00%	30.00%	30.00%	30.00%	30.00%
Maximum	90.00%	70.00%	60.00%	60.00%	60.00%	60.00%

Incentive Stock Options(1)	30.00%	30.00%	30.00%	30.00%	30.00%	30.00%
Restricted Shares(1)	25.00%	25.00%	25.00%	25.00%	25.00%	25.00%
Performance Shares	45.00%	45.00%	45.00%	45.00%	45.00%	45.00%
(1)	ISO and Restricted share grants are awarded to executives based on achieving pre-determined annual Bank goals for the prior year approved by the Committee.

2017 ISO and Restricted Shares Metrics for 2018 Grant:

Category	Weight	2017 Threshold	2017 Target	2017 Results(1)	2017 Maximum
Net Income	30.00%	$15,517,000	$18,255,000	$20,247,000	$20,993,000
Return on Assets	20.00%	0.70%	0.88%	0.95%	1.06%
Efficiency Ratio	15.00%	70.16%	63.78%	62.23%	57.40%
Annual Loan Growth	17.50%	$84,446,000	$105,558,000	$59,507,000	$131,948,000
Annual Deposit Growth	7.50%	$74,828,000	$93,535,000	$148,360,000	$116,919,000
Annual Demand Deposit Growth	10.00%	$9,878,000	$12,348,000	$128,231,000	$15,435,000
(1)

The 2017 results were adjusted to exclude both the positive and negative impact of the Bank of Napa acquisition.  This allows the Company to measure actual results compared to the actual targets established, which did not include an acquisition.  Adjustments were also made for the one-time expense related to the Deferred Tax Asset write-down associated with the Tax Cuts and Jobs Act of 2017.

For the 2018 equity grant, Company goal metrics were achieved and paid out at 133.70% of the target amount.

For the 2018 performance equity award, all of the metrics are based on a comparison of relative performance to peers, based on the ending percentile ranking of the Company.  For 2018, each measure required at or above median performance to earn the target number of shares.  Achievement at maximum performance results in 200% of target shares earned for each metric after application of the metric weighting, and achievement at threshold performance results in 50% of target shares earned for each metric.

March 2018 Performance Share Metrics (three-year performance period 2018 through 2020, vesting in 2021):

Performance Shares Metrics	Weight	Threshold	Target	Maximum
Return on Average Assets - Percentile to Peers	25.00%	40th	55th	75th
Diluted EPS Growth Year over Year - Percentile to Peers	25.00%	35th	50th	65th
Efficiency Ratio - Percentile to Peers	25.00%	55th	65th	75th
Texas Ratio - Percentile to Peers	25.00%	55th	65th	75th

For the 2015 equity award, all of the metrics were based on a comparison of relative performance to peers, based on the ending percentile ranking of the Company.

The 2015 performance equity award vested in 2018 at 94.71% of Target.

The 2015 – 2018 performance metrics were:

Performance Shares Metrics	Weight	Threshold	Target	Maximum
Return on Average Assets - Percentile to Peers	25.00%	50th	60th	75th
Diluted EPS Growth Year over Year - Percentile to Peers	25.00%	50th	60th	75th
Efficiency Ratio - Percentile to Peers	25.00%	50th	60th	75th
Texas Ratio - Percentile to Peers	25.00%	50th	60th	75th

In 2018 the Committee granted one-time “Acquisition Equity” for the successful close of the Bank of Napa acquisition.  The grant amount was approximately one-fourth of the total equity granted in 2018.  The acquisition grant vests over a three-year period.

Perquisites and Other Plans and Benefits

Consistent with the Company’s compensation objectives, Named Executive Officers are provided perquisites and other benefits that management believes are reasonable and consistent with the Company’s overall compensation program and which keep the Company competitive in the marketplace. The Company periodically reviews the level of perquisites and other benefits provided to the Named Executive Officers for suitability with the program objectives.

The Company is competitive with market practices by providing medical, dental, vision and life insurance, a 401(k) employer matching contribution up to $5,000 annually, and an Employee Stock Purchase Plan (the “ESPP”). The Company also offers key management, including the Named Executive Officers, a monthly auto allowance that is based on position and his/her contact with clients.

Employee Stock Ownership Plan

The Company also provides an Employee Stock Ownership Plan (the “ESOP”). Annually, the Company may make discretionary contributions of shares of common stock to the ESOP.  The decision normally is based on the Company's financial performance and condition. The purposes of the ESOP are to include all eligible employees in the ownership of the Company, to provide them with compensation that is free from current income tax and to accumulate benefits for retirement. Stock is awarded as a percentage of eligible cash compensation. Executives receive the same percentage as all other employees, up to the IRS limits.

Deferred Compensation Plan

The Company sponsors an unsecured, non-qualified plan known as the Deferred Compensation Plan, which allows Named Executive Officers and certain other highly compensated employees to defer all or a portion of their base salary and/or bonus.  Balances in the plan receive earnings, all of which are described in the “Nonqualified Deferred Compensation” table of this Proxy Statement.  Other than earnings accruals, all credits to the Deferred Compensation Plan represent a Named Executive Officer’s compensation previously earned and deferred; the Company does not provide any matching or similar credits.  The plan was designed to allow Named Executive Officers to defer some of their current income to help them with tax planning, and to assist the Company in attracting and retaining top executives by providing retirement benefits that are competitive within the Company’s peer group.

Supplemental Executive Retirement Plan

The Company also sponsors the Bank of Marin Supplemental Executive Retirement Plan. This plan allows named executives with the title of Executive Vice President and above who contribute materially to the continued growth, development and future business success of the Company, to receive a supplemental income at retirement.  As this type of plan is commonly offered among the Company’s peers, the inclusion of this benefit enhances the Company’s compensation program allowing the Company to recruit, retain and reward key decision makers of the Company. See “Supplemental Retirement Plan for Named Executive Officers” herein for more information on this plan.

Change in Control Agreements

The Company provides Named Executive Officers and other senior officers with agreements that provide for certain specified benefits upon a change in control of the Company.  These agreements are very useful tools that help the Company retain its key employees, including the Named Executive Officers, by providing those executives some certainty in compensation in the event the Company was to be sold, and also helps to ensure that the Company will have the benefit of their services through the pendency of any merger.  Such agreements are particularly necessary in an industry such as ours, where there has been considerable consolidation over the last ten years. See “Potential Payments upon Termination or Change in Control” herein for detailed information about these agreements, including a description of payout amounts under a hypothetical change in control of the Company as of the last business day of 2018.

Compensation Risk Assessment

In determining the level of risk arising from the Company’s compensation policies and practices, a thorough review and risk assessment evaluation of the Company’s compensation plans for all employees, as well as the overall compensation philosophy was conducted. The Committee evaluated the form and mix of compensation, controls and process, and the Company’s business strategies. The Committee has concluded that the Company’s compensation arrangements do not encourage employees to take unnecessary and excessive risks.

Compensation Committee Interlocks and Insider Participation

At March 25, 2019 the Compensation Committee was comprised of Dr. Sklar (chair), Messrs. Sobel, Heller and McDevitt, Jr., and Ms. Howard.  Each member of the committee is considered independent and none of the members are or have been officers of the Company, nor does any member have any relationship with the

Company that would require disclosure under Item 404 of Regulations S-K concerning related party transactions.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement.  Based on our Committee review of and the discussions with management with respect to the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Submitted by the Compensation Committee of the Board:

Joel Sklar, Chair

Robert Heller

Norma J. Howard

William H. McDevitt, Jr.

Brian M. Sobel

Summary Compensation Table

The following table sets forth summary compensation information for the President and Chief Executive Officer, Chief Financial Officer and each of the other four most highly compensated Named Executive Officers as of the end of the last fiscal year.

Bonus amounts were earned in the year shown and paid in the first quarter of the following year.

				Option	Stock
		Salary	Bonus	Awards	Awards	Other	Total
Name	Year	($)	($)	($)(1)	($)(1)	($)(2)	($)
Russell A. Colombo	2018	464,242	317,316	121,716	200,107	136,781	1,240,162
President & CEO	2017	450,720	299,167	74,589	157,644	200,597	1,182,717
	2016	437,592	274,000	76,486	128,097	199,505	1,115,680

James Kimball	2018	325,000	129,219	14,640	66,814	98,295	633,968
EVP & Chief Operating Officer	2017	325,000	130,000	62,520	139,000	2,830	659,350

Tani Girton	2018	274,712	106,642	47,366	78,901	88,389	596,010
EVP & Chief Financial Officer	2017	266,710	102,597	29,519	62,640	93,301	554,767
	2016	258,940	93,500	30,450	51,140	76,465	510,494

Peter Pelham	2018	236,358	78,060	41,768	68,493	123,060	547,739
EVP, Retail Banking	2017	229,473	99,242	25,343	54,288	121,194	529,540
	2016	222,789	79,000	27,250	45,926	97,768	472,733

Elizabeth Reizman	2018	248,251	109,694	42,773	71,515	89,193	561,426
EVP & Chief Credit Officer	2017	241,020	97,234	26,639	56,376	90,293	511,562
	2016	234,000	90,000	28,385	47,416	77,457	477,259

Tim Myers	2018	249,736	95,122	44,065	72,186	61,369	522,478
EVP, Commercial Banking	2017	242,462	71,687	26,783	56,724	70,294	467,950
	2016	235,400	76,500	27,766	46,423	53,950	440,039

(1)	The Black-Scholes pricing model was used to derive the fair value of the awards. The assumptions used in valuing the grants in 2018 are presented following the table “Grants of Plan Based Awards.”
(2)

The “Other” column includes perquisites and personal benefits, such as car allowances, provided to the Named Executive Officers. Each of the above Named Executive Officers received less than $11,000 of aggregate perquisites and personal benefits, except Mr. Colombo who received a car allowance of $14,400 and annual country club membership dues of $12,045. The “Other” column also includes matching contributions to the 401(k) Plan, profit sharing contributions to the Employee Stock Ownership Plan, imputed income on life insurance paid by the Company, imputed income on long term care insurance paid by the Company, dividends paid on unvested restricted stock, interest paid on the Deferred Compensation Plan, one-time payments pursuant to offers of employment letters, and the prorated account value increase attributable to the Supplemental Executive Retirement Plan.  Of those, Mr. Colombo received $5,000 of matching 401(k) contributions, $13,924 of profit sharing contributions to the Employee Stock Ownership Plan, $2,203 of imputed income on long term care insurance, $13,916 of unvested restricted stock dividends and $75,293 of interest paid on the Deferred Compensation Plan.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we have calculated the pay ratio between Russell A. Colombo, our Chief Executive Officer (“CEO”), and the median annual total compensation of our employees. The Company believes that the ratio of pay included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

As of December 31, 2018:

The median annual total compensation of all employees of our company (other than the CEO) was $86,429; and

The annual total compensation of our CEO was $1,253,347, including non-discriminatory benefits.

Based on this information, for 2018 the ratio of the annual total compensation for our CEO to the median of the annual total compensation of our employees was 15 to 1.

Methodology

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios

Median Employee Identification and Compensation Calculation

For purposes of determining the compensation paid to the employees under consideration, we used earnings subject to Medicare tax as reported in Box 5, ‘‘Medicare wages and tips,’’ on each employee’s 2017 Form W 2. This group includes full-time, part-time and temporary workers. We did not exclude from consideration any employees who joined our company during the year as the result of a business acquisition. We did annualize the compensation of anyone who was employed by us for only part of the year.

SEC rules permit determination of the median employee once every three years.  The median employee was determined in 2017.  December 31, 2017 was the date selected to identify the “median employee” because our employee base does not materially change at any point during the year.

Once we identified our median employee, we identified and calculated the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The median employee’s total compensation for 2018 consisted of the following elements: base wages plus overtime, an annual cash incentive earned in 2018 and paid in February 2019, change in pension SERP value, contributions to the Employee Stock Ownership Plan and matching contribution into the 401(k) plan. We also include the value of any non-discriminatory benefit plans in the total compensation amount.

CEO Compensation Calculation

We then calculated our CEO’s annual total compensation using the same approach to determine the pay ratio shown above.

As stated earlier in this discussion, we believe compensation must be competitive to attract and retain essential talent, to reward high performance, and to be internally equitable. Our expected total compensation opportunities for our employees are specific to the role they hold at the Company and generally reflect market median pay levels for our broader base of employees and median pay levels of our peer group for our executives, with variations based on specific talent needs, experience, and other internal factors. We believe that actual total compensation should vary with the performance of the organization, such that outstanding performance results in above-market compensation.

The tax reform legislation passed in December 2017, generally referred to as The Tax Cuts and Jobs Act, substantially modifies Section 162(m) and, among other things, eliminates the “performance based” exception to the $1 million deduction limit with respect to taxable years beginning after December 31, 2017. Effective for the fiscal year beginning January 1, 2018, compensation paid to our Named Executive Officers (including our Chief Financial Officer), will be subject to the limitations on deductibility under Section 162(m), and we will not be able to deduct performance based compensation to our Named Executive Officers (including our Chief Financial Officer) who receive annual compensation in excess of $1 million.

We invest in our employees at all levels in the Company by rewarding performance that balances risk and reward, empowering professional growth and development, and by offering affordable benefits and programs that meet the diverse needs of our employees and their families.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes information as of December 31, 2018 with respect to equity compensation plans.  All plans have been approved by the shareholders.

	(A)		(B)	(C)
	Shares to be issued		Weighted average
	upon exercise of		exercise price of	Shares available for
	outstanding options		outstanding options	future issuance
Equity compensation plans approved by shareholders	425,700	(1)	25.01	1,262,182	(2)
(1)	Represents shares of common stock issuable upon exercise of outstanding options under the 2007 Equity Plan and the 2017 Equity Plan.
(2)

Represents shares of common stock available for future issuance under the 2017 Equity Plan, including both options and restricted stock awards, and the 2010 Director Stock Plan, excluding the shares in Column A.

The Bank of Marin 1999 Stock Option Plan (the “1999 Plan”) was adopted by the Board of Directors and approved by the Bank's shareholders in 1999, and subsequently adopted by the Company in 2007 through its holding company reorganization. The 1999 Plan was replaced by the 2007 Equity Plan (the “2007 Plan”), which was adopted by the Board of Directors and approved by the shareholders in 2007. No options have been granted from the 1999 Plan since April 2007.  In 2017, the Board of Directors adopted and shareholders approved the 2017 Equity Plan (the “2017 Plan”), which replaced the 2007 Plan.  No options have been granted from the 2007 Plan since March 2017.

The following three tables set forth certain information regarding restricted stock awards and options granted under the 2007 and 2017 Plans to individuals who were Named Executive Officers of the Company at December 31, 2018.

Grants of Plan-Based Awards

			Option Awards:
		Stock Awards:	Securities	Exercise Price	Grant Date Fair
		Number of	Underlying	of Option	Value of Stock
		Shares of Stock	Options	Awards	and Option
Name	Grant Date	(#)	(#)	($)	Awards ($)	(1)
Russell A. Colombo	3/01/2018	5,520	—	—	92,667
	3/01/2018	3,200	—	—	107,440
	3/01/2018	—	16,960	33.58	121,716
James Kimball	3/01/2018	3,100	—	—	52,041
	3/01/2018	440	—	—	14,773
	3/01/2018	—	2,040	33.58	14,640
Tani Girton	3/01/2018	2,180	—	—	36,597
	3/01/2018	1,260	—	—	42,305
	3/01/2018	—	6,600	33.58	47,366
Peter Pelham	3/01/2018	1,880	—	—	31,561
	3/01/2018	1,100	—	—	36,933
	3/01/2018	—	5,820	33.58	41,768
Elizabeth Reizman	3/01/2018	1,980	—	—	33,239
	3/01/2018	1,140	—	—	38,276
	3/01/2018	—	5,960	33.58	42,773
Tim Myers	3/01/2018	1,980	—	—	33,239
	3/01/2018	1,160	—	—	38,947
	3/01/2018	—	6,140	33.58	44,065

(1)

The Black-Scholes pricing model was used to derive the fair value of the option awards.  The per share option value of $7.176676 was derived for awards granted on March 1, 2018 using the assumptions of 2.63% for risk-free rate of return, 1.77% for dividend yield, 22.50% for volatility rate and 6.00 years for expected life.  The grant-date fair value of the restricted stock awards was $33.575, which was the intrinsic value, or stock price, on the grant date.

Outstanding Equity Awards at Fiscal Year End December 31, 2018

	Option Awards				Stock Awards
							Market
	Securities	Securities				Number	Value of
	Underlying	Underlying				of Shares	Shares of
	Exercisable	Unexercisable	Option	Option		of Stock	Stock Not
	Options	Options	Exercise	Expiration		Not Vested	Vested
Name	(#)	(#)(1)	Price ($)	Date	Grant Date	(#)(2)	($)(3)
Russell A. Colombo	10,196	—	11.1300	4/01/2019	4/01/2014	480	19,795
	9,000	—	16.5500	4/01/2020	3/01/2016	6,720	277,133
	8,600	—	19.0000	4/01/2021	3/01/2017	6,528	269,215
	13,800	—	19.0900	4/02/2022	3/01/2018	8,342	344,024
	8,200	—	19.6800	4/01/2023	—	—	—
	6,720	1,680	22.9400	4/01/2024	—	—	—
	14,340	—	25.3800	3/02/2025	—	—	—
	9,880	4,940	24.8300	3/01/2026	—	—	—
	3,454	6,906	34.8000	3/01/2027	—	—	—
	1,806	15,154	33.5800	3/01/2028	—	—	—
James Kimball	1,600	6,400	34.7500	10/16/2027	10/16/2017	3,200	131,968
	678	1,362	33.5800	3/01/2028	3/01/2018	3,394	139,969
Tani Girton	22,000	—	20.3700	8/29/2023	3/01/2016	2,688	110,853
	5,760	—	25.3800	3/02/2025	3/01/2017	2,588	106,729
	3,932	1,968	24.8300	3/01/2026	3/1/2018	3,294	135,845
	1,366	2,734	34.8000	3/01/2027	—	—	—
	678	5,922	33.5800	3/01/2028	—	—	—
Peter Pelham	8,000	—	11.1300	4/01/2019	4/01/2014	180	7,423
	3,500	—	16.5500	4/01/2020	3/01/2016	2,400	98,976
	3,300	—	19.0000	4/01/2021	3/01/2017	2,240	92,378
	5,300	—	19.0900	4/02/2022	3/1/2018	2,848	117,452
	3,200	—	19.6800	4/01/2023	—	—	—
	2,480	620	22.9400	4/01/2024	—	—	—
	5,200	—	25.3800	3/02/2025	—	—	—
	3,520	1,760	24.8300	3/01/2026	—	—	—
	1,172	2,348	34.8000	3/01/2027	—	—	—
	632	5,188	33.5800	3/01/2028	—	—	—
Elizabeth Reizman	1,400	—	11.1300	4/01/2019	4/01/2014	180	7,423
	1,400	—	16.5500	4/01/2020	3/01/2016	2,488	102,605
	1,400	—	19.0000	4/01/2021	3/01/2017	2,334	96,254
	2,200	—	19.0900	4/02/2022	3/1/2018	2,988	123,225
	1,400	—	19.6800	4/01/2023	—	—	—
	2,480	620	22.9400	4/01/2024	—	—	—
	5,200	—	25.3800	3/02/2025	—	—	—
	3,666	1,834	24.8300	3/01/2026	—	—	—
	1,232	2,468	34.8000	3/01/2027	—	—	—
	612	5,348	33.5800	3/01/2028	—	—	—
Tim Myers	280	—	11.1300	4/01/2019	4/01/2014	120	4,949
	240	—	16.5500	4/01/2020	3/01/2016	2,440	100,626
	550	—	19.0000	4/01/2021	3/01/2017	2,354	97,079
	1,000	—	19.0900	4/02/2022	3/1/2018	3,002	123,802
	600	—	19.6800	4/01/2023	—	—	—
	1,040	260	22.9400	4/01/2024	—	—	—
	2,980	—	25.3800	3/02/2025	—	—	—
	3,586	1,794	24.8300	3/01/2026	—	—	—
	1,240	2,480	34.8000	3/01/2027	—	—	—
	666	5,474	33.5800	3/01/2028	—	—	—

(1)

The stock option awards granted through 2014 vest 20% per year beginning on the first anniversary of the grant date. The stock option awards granted in 2015, 2016, 2017 and 2018 vest by approximately 33% on each anniversary of the grant date for three years.

(2)

The restricted stock awards granted through 2014 vest in five equal increments on the first five anniversaries of the grant date and pay dividend equivalents.  The time-based restricted stock awards granted in 2015, 2016, 2017 and 2018 vest by approximately 33% on each anniversary of the grant date for three years.  The performance-based restricted stock awards added in 2015 are contingent upon the achievement of pre-established long-term performance goals.  Performance is measured over a three-year period and cliff vested.  Further discussion regarding restricted stock awards can be found in the Equity Awards section in the Compensation Discussion and Analysis of this proxy statement.

(3)

The market value of the restricted stock awards that have not vested was determined by multiplying the closing market price of the Company’s Common stock on December 31, 2018 ($41.24) by the number of restricted shares

Option Exercises and Stock Vested

	Option Awards			Stock Awards
	Number of
	Shares Acquired	Value Realized on		Number of
	on Exercise	Exercise		Shares Acquired	Value Realized
Name	(#)	($) (1)		on Vesting (#)	on Vesting ($) (2)
Russell A. Colombo	4,640	91,060		440	15,169
	6,960	136,590		480	16,548
	—	—		1,154	39,496
	—	—		720	24,174
	—	—		632	21,219
	—	—		378	12,937
James Kimball	—	—		800	31,860
	—	—		146	4,997
Tani Girton	—	—		1,600	70,320
	—	—		460	15,744
	—	—		286	9,602
	—	—		252	8,461
	—	—		146	4,997
Peter Pelham	4,600	97,750		170	5,861
	—	—		180	6,206
	—	—		420	14,375
	—	—		260	8,730
	—	—		220	7,387
	—	—		132	4,518
Elizabeth Reizman	800	15,320		110	3,792
	—	—		180	6,206
	—	—		420	14,375
	—	—		266	8,931
	—	—		226	7,588
	—	—		132	4,518
Tim Myers	160	3,204		90	3,103
	—	—		120	4,137
	—	—		360	12,321
	—	—		260	8,730
	—	—		226	7,588
	—	—		138	4,723
(1)

The value realized on exercise is the difference between the closing price of the Company’s Common Stock on the date of exercise and the exercise price of the options multiplied by the number of shares acquired on exercise.

(2)	The value realized on vesting is the closing price of the Company’s Common Stock on the date of vesting multiplied by the number of shares vested.

Supplemental Executive Retirement Plan

The Company has established a Supplemental Executive Retirement Plan (the “SERP” or the “Plan”) covering officers in business lines of the Company with the title of Executive Vice President and above. The SERP is an unsecured non-qualified defined benefit plan that is unfunded and has no plan assets. Under the Plan, the participant’s benefit payment is valued at 25% of his or her final salary. Most participants will be required to participate in the Plan for five years before vesting begins and after five years, the participant will vest ratably in the benefit over the remaining period until age 65.  The payout duration for eligible employees will be a minimum of five years and a maximum of fifteen years and each benefit contract is set up to provide one year of benefit payout per year of participation in the plan subject to the minimum and maximum durations.

See “Potential Payments upon Termination or Change of Control” herein for a description of the events that will result in payout of the benefit payment and the terms for each event under this Plan.

The following table shows the present value of the accumulated benefit payable to each of the Named Executive Officers that participate in the SERP as of December 31, 2018:

		Number of	Present
		Years of	Value of	Payments
		Credited	Accumulated	During Last Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)	($)(1)	($)
Russell A. Colombo	Bank of Marin SERP	8	545,734	—
James Kimball	Bank of Marin SERP	1	74,851	—
Tani Girton	Bank of Marin SERP	6	264,395	—
Peter Pelham	Bank of Marin SERP	8	343,834	—
Elizabeth Reizman	Bank of Marin SERP	5	217,145	—
Tim Myers	Bank of Marin SERP	3	110,591	—

(1)The accumulated benefit obligation is determined by discounting the expected present value of the retirement payments at normal retirement age using a 6.00% discount rate, which is appropriate under generally accepted accounting principles.

Nonqualified Deferred Compensation for 2018

The Nonqualified Deferred Compensation Plan is intended for a select group of employees of the Company who are in the highest salary band.  Employees can defer up to 80% of base salary and up to 100% of bonus compensation into the plan.  These are considered irrevocable elections and stay in place for the entire calendar year.  The Company does not make any employer contributions to this plan, and employees are always 100% vested in their contributions. Named Executive Officers also make an election for distributions from the plan at termination.

The following table sets forth the plan contributions and earnings during 2018 and the aggregate balances at December 31, 2018:

	Executive	Registrants	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at Last
Name	in Last FY($)(1)	in Last FY($)	Last FY($)(1)	Distributions ($)	FYE ($)(2)
Russell A. Colombo	47,526	—	75,293	—	1,738,989
James Kimball	30,782	—	623	—	31,404
Tani Girton	20,000	—	443	—	20,443
Peter Pelham	101,065	—	33,713	—	802,367
Elizabeth Reizman	62,355	—	8,982	—	228,299
Tim Myers	—	—	—	—	—
(1)	These amounts reflect a portion of each executive’s 2018 compensation, which is fully disclosed in the Summary Compensation Table of this proxy statement.
(2)	These amounts reflect a portion of each executive’s compensation previously reported in the Summary Compensation Table.

Potential Payments upon Termination or Change in Control

Set forth below is a description of the plans and agreements that could result in potential payments to the Named Executive Officers in the case of their termination of employment and/or a change in control.

Change in Control Agreements

Each Named Executive Officer has signed a Change in Control Agreement.  The circumstances that would trigger payment(s) or the provision of other benefits, including perquisites and health care benefits under the Change in Control Agreement are: i) a Change in Control (defined in accordance with Section 409A of the Internal Revenue Code) followed by, ii) the occurrence within one year after the Change in Control of either termination of employment or a subsequent “Good Reason,” including:

•

Without the executive’s express written consent, an adverse change in executive’s position or title, the assignment to the executive of any duties or responsibilities inconsistent with the executive’s position or removal of the executive from or any failure to re-elect the executive to any of such positions;

•	A reduction of the executive’s base salary;

•	A 20% or greater reduction in non-salary benefits;

•	Failure of the Company to obtain the assumption of the Change in Control Agreement by any successor; or

•	Requirement by the Company that the executive be based anywhere other than within 40 miles of the Company’s current headquarters located in Novato, California.

Stock Options and Restricted Stock Awards

In the event of a change in control in which the Company is not the surviving corporation, unvested options and restricted stock awards immediately vest.

Supplemental Executive Retirement Plan

A participant whose employment terminates due to a change in control will be vested in 100% of the amount that the Company has accrued to that point to pay their retirement benefit. This accrued benefit will be paid out in a one-time payment.

Other Payments and Benefits

The Company shall pay to the executive as severance pay (and without regard to the provisions of any benefit plan) in a lump sum on the fifth day following the date of termination, the average salary of the executive for the last three full years of service multiplied by the executive’s Seniority Factor (CEO 2.25 times; EVP 1.50 times), the executive’s annual bonus for the previous year, and the executive’s health premiums under COBRA for eighteen months and Dental/Vision premiums under COBRA for twelve months.

Estimated Total Benefits

The table below quantifies the estimated payments and benefits that would be provided to our Named Executive Officers in connection with the termination of his or her employment under the provisions of the Change in Control Agreements.

In all cases, the information assumes that the triggering event occurred on the last day of fiscal year 2018, and the price per share of the Company’s common stock is the closing market price as of that date (which was $41.24).

					Incremental	Incremental
					Market	Market
					Value of	Value of
				Value of	Accelerated	Accelerated	Total
	Value of	Value of	Value of	Supplemental	Restricted	Stock	Estimated
	Salary	Bonus	Benefits	Retirement	Stock	Option	Payments
	Component	Component	COBRA	Benefit	Awards	Awards	and Benefits
Named Executive	($)	($)	($)	($)	(1)($)	(2)($)	($)
Russell A. Colombo	1,014,416	299,167	28,174	545,734	910,167	1,100,283	3,897,941
James Kimball	487,500	130,000	43,151	74,851	271,937	320,105	1,327,543
Tani Girton	400,181	102,597	57,642	264,395	353,427	438,134	1,616,376
Peter Pelham	344,310	99,242	32,263	343,834	316,228	408,936	1,544,813
Elizabeth Reizman	361,636	97,234	20,603	217,145	329,508	423,535	1,449,660
Tim Myers	363,799	71,687	38,473	110,591	326,456	412,730	1,323,736
(1)	Includes unvested restricted stock awards as of December 31, 2018.
(2)	Includes unvested, in-the-money stock option awards as of December 31, 2018.

Termination

Unvested options and restricted stock awards will be cancelled. Vested options may be exercised within ninety days of termination.  Deferred compensation account balances will be distributed six months after separation, following the executive’s distribution elections. A participant who has participated in the SERP for five or more years will receive the portion of his or her supplemental retirement benefit that is vested. The benefit payment will be paid monthly, commencing on the first day of the month following the normal retirement age of sixty-five and will be distributed subject to the minimum and maximum durations noted above. A participant who has participated in the SERP for less than five years will receive no retirement benefit under this Plan.

Retirement

Unvested options and restricted stock awards will be cancelled*. Vested options may be exercised within ninety days of separation.  Deferred compensation account balances will be distributed six months after separation, following the executive’s distribution elections. The executive whose employment terminates after the normal retirement age of sixty-five will receive 100% of his or her supplemental retirement benefit, payable monthly. The annual benefit payment will be equal to 25% of his or her final salary and will be distributed subject to the minimum and maximum durations noted above.

Disability

Unvested options and restricted stock awards will be cancelled*. Vested options shall remain exercisable upon the earlier of (a) expiration of the twelve-month period commencing with the date of such cessation of employment status or (b) the expiration date of the option term. Deferred compensation account balances will be distributed six months after separation, following the executive’s distribution elections. The executive will receive 100% of the supplemental retirement benefit that the Company has accrued to that point. Payments will begin immediately and will be paid monthly for the same duration as the normal retirement benefit was to be paid.

Death

Unvested options and restricted stock awards will be cancelled*. Vested options shall remain exercisable upon the earlier of (a) expiration of the twelve-month period measured from the date of the executive’s death or (b) the expiration date of the option term.  Deferred compensation account balances will be distributed six months after the executive’s death, following the executive’s distribution elections.  Benefits of 1.5 times the executive’s salary (at the time of death) will be payable to the beneficiary of record. If the executive is employed by the Company at the time of his or her death, the beneficiary of the executive will be paid the value of the executive’s projected supplemental retirement account balance at the normal retirement age. The balance will be paid to the beneficiary in a one-time payment. The Company has an appropriate amount of life insurance in force on the life of each participant to properly fund for this contingency.

*Stock options and restricted stock awards issued in 2018 include a retirement eligibility clause whereby the awards immediately vest upon the executive’s retirement, provided he or she meets the established criteria of retirement eligibility.  In addition, the clause provides that unvested stock options and restricted stock awards for eligible executives immediately vest in the event of death or disability (as defined in the 2017 Equity Plan and Equity Agreements).  This clause was approved by the Committee in 2018.

The Committee Sets the Terms and Conditions for Equity Awards

The Committee or the Board, as the case may be, may accelerate (i) the date on which any option award may be exercised or (ii) the date of termination of the restrictions applicable to a restricted stock award, if the Committee or the Board, as appropriate, determines that to do so will be in the best interests of the Company and the participants in the plan.

Employment Contracts

There are currently no employment contracts between the Company or the Bank and their executive officers except the Company and the Bank have an employment agreement with Russell A. Colombo, their President and Chief Executive Officer.  The agreement was for an initial two-year term commencing on December 1, 2008, but renews annually on December 1st of each year unless a party gives written notice to the other within certain time periods. The agreement originally established a base salary of $281,036 and allowed for an increase annually.  As of December 31, 2018 the base salary was $464,242. While the agreement provides the potential to earn an annual incentive payment of up to seventy-five percent (75%), of the executive’s salary, the Compensation Committee has approved the potential to earn an annual incentive payment of up to 100% of the executive’s salary. The agreement also provides participation in the Company’s reimbursement policy and participation in the Company’s benefit plans that are available to senior executives and employees generally.  Additionally, the agreement provides for payment of an automobile allowance of $1,200 per month, a reimbursement for monthly membership dues for the Marin Country Club, and reimbursement for necessary air travel expenses for Mr. Colombo’s spouse up to a maximum of $2,000 per year.  If the agreement were terminated without cause, Mr. Colombo would receive severance pay equal to one year’s annual base salary in effect at the date of termination, an amount equal to his pro rata bonus earned up to the date of the termination, plus eighteen months’ COBRA payments for health premiums and dental/vision premiums.

It is anticipated that James Kimball will enter into an employment agreement with the Company and the Bank in the near future.

Employee Stock Ownership Plan and 401(k) Plan

An employee becomes a participant in the 401(k) Plan as of the first day of the quarter following the date on which he/she attains age eighteen and has completed ninety days of employment. A participant may elect to defer a portion of his/her salary, not to exceed limitations set by the IRS, into the plan. Distributions from the 401(k) Plan are not permitted before age 59 1/2 except in the event of death, disability, termination of employment or IRS permitted hardships. As determined by the Board of Directors, the Company may make discretionary matching contributions to the 401(k) Plan. In 2018 and 2017 the Company made matching contributions of $851 thousand and $765 thousand, respectively.

An employee becomes a participant in the Employee Stock Ownership Plan (“ESOP”) as of the first day of the quarter following the date on which he/she attains age eighteen and has completed ninety days of employment. A participant will have a non-forfeitable right to 100% of his/her ESOP account balance upon disability or upon his/her normal retirement date or completion of at least five years of service, whichever is later. Distributions from the plan are not permitted before age 59 1/2 except in the event of death, disability, termination of employment or IRS permitted diversification. The Company's contributions of $1,173 thousand in 2018 and $1,152 thousand in 2017 were used to purchase shares of Company stock for the ESOP.

Incentive Bonus Plan

Bank of Marin has incentive bonus programs for the Bank's executive officers, and for the non-executive officers and staff pursuant to the Bank of Marin Individual Incentive Plan (discussed elsewhere herein). Contributions by the Bank to both programs are based upon the Bank's achievement of specified levels of financial performance as determined by the Board of Directors. In 2018 the Bank expensed $3,489,121 for these programs and bonus payments were made in the first quarter of 2019.

SECURITY OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

As of December 31, 2018 and based upon filings with the Securities and Exchange Commission, BlackRock Fund Advisors reported holding 1,144,009 shares, which represented 8.26% of the Company’s shares then outstanding, J.S. Kelly, LLC; Jon S. Kelly, Managing Member reported holding 1,128,296 shares, which represented 8.15% of the Company’s shares then outstanding and Vanguard Group, Inc. reported holding 695,420 shares, which represented 5.02% of the shares then outstanding. The foregoing were the only three persons known to the Company to own beneficially more than 5% of the Company’s common stock.

The following table sets forth, as of March 25, 2019, the number of shares of the Company's common stock which may be deemed to be beneficially owned by (i) each of the current directors, (ii) each Named Executive Officer as previously defined, and (iii) all directors and Named Executive Officers as a group, and the percentage of the outstanding common stock beneficially owned by such persons.

	Amount and Nature of Beneficial Ownership
	Sole Voting &		Shared Voting &		Option to acquire		Percent of
	Investment		Investment		within sixty days of		Common
Name and Address*	Power	(1)	Power	(1)	March 25, 2019	Total	Stock
Steven I. Barlow	1,986	(2)	—		2,878	4,864	0.04%
Russell A. Colombo	72,939		15,803	(3)	91,524	180,266	1.31%
James C. Hale	6,189		—		14,054	20,243	0.15%
Robert Heller	—		14,518	(4)	—	14,518	0.11%
Norma J. Howard	—		33,896	(4)	—	33,896	0.25%
Kevin R. Kennedy	10,180	(5)	8,790	(4)	11,822	30,792	0.22%
William H. McDevitt, Jr.	6,300	(6)	20,658	(7)	10,160	37,118	0.27%
Leslie E. Murphy	9,140		—		—	9,140	0.07%
Joel Sklar, MD	—		114,810	(4)	—	114,810	0.83%
Brian M. Sobel	23,088		—		—	23,088	0.17%
Tani Girton	21,296		2,883	(3)	39,270	63,449	0.46%
James Kimball	10,930		328		2,958	14,216	0.10%
Tim Myers	14,575		9,766	(3)	17,242	41,583	0.30%
Peter Pelham	20,907	(8)	11,576	(3)	33,798	66,281	0.48%
Elizabeth Reizman	8,613		41,497	(9)	25,264	75,374	0.55%
All directors and executive officers as a group (15 persons)							5.29%

* The address of all persons listed is 504 Redwood Boulevard, Suite 100, Novato, CA 94947

(1)

In accordance with the anti-hedging and pledging provisions of the Company’s Insider Trading Policy, none of the shares held by the Directors and named executive officers listed above have been pledged.

(2)	Includes 1,534 shares held in IRA.
(3)	Shares held in Employee Stock Ownership Plan.
(4)	Shares held in a trust as to which the beneficial owner is co-trustee with shared voting and investment power.
(5)	Includes 10,080 shares held in Roth IRA and 100 shares in Simple IRA.
(6)	Shares held in IRA.

(7)	Shares held in community property as to which the beneficial owner is co-owner with shared voting and investment power.
(8)	Includes 1,108 shares held under the California Uniform Gift to Minors Act for which Mr. Pelham is custodian.
(9)

Includes 14,485 shares held in Employee Stock Ownership Plan, 808 shares held in the Company’s 401(k) Plan and 26,204 shares held in a trust as to which Ms. Reizman is co-trustee with shared voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than 10% of the Company's common stock to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of common stock of the Company. Directors, officers, and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to its directors, officers, and 10% shareholders have been met on a timely basis.

PROPOSAL NUMBER 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company seeks a non-binding advisory vote from shareholders to approve the compensation of the Named Executive Officers, as described in detail under the Executive Compensation section of this proxy statement.

In 2018, the Company included an advisory vote to approve executive compensation, providing shareholders with an opportunity to communicate their views on the Company’s executive compensation program. The Company’s executive compensation was approved by over 66% of the shares voted. The Committee considered the results of this vote in setting executive compensation for 2019 and concluded that the support of the Company’s compensation program indicates that shareholders generally concur with the Company’s alignment of compensation and performance.  Although representing a strong majority, the percentage of shareholders providing an advisory vote to approve executive compensation declined between the 2017 annual meeting and the 2018 annual meeting.  The Compensation Committee and management took this as an opportunity to enhance the Company’s disclosure of Named Executive Officer compensation in this Proxy Statement by, among other things, providing more detail on the performance based compensation of such executives.  At the 2017 Annual Meeting of Shareholders the shareholders held, by majority vote, for a one-year frequency of the non-binding, advisory vote on executive compensation. While the frequency vote was non-binding, the Board of Directors has made the decision to include the advisory vote to approve executive compensation annually.

As discussed in the Compensation Discussion and Analysis, the Company’s Board of Directors and management believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals. The Company believes that this philosophy aligns the interests of executive officers with those of the shareholders by rewarding performance above established goals.

The Company’s compensation programs are designed to attract and retain high quality executive officers that are critical to long-term success. There are four components to the compensation of Named Executive Officers:

•	Base salary, which is established based on market data and adjusted on individual performance and experience.

•	Performance-based incentives, which are based on the overall performance of the Company and on individual goals specific to the executive’s area of responsibility.

•	Equity incentives, which allow the executives to share in the growth and prosperity of the Company.

•	Perquisites and other benefits that management believes are reasonable and consistent with the Company’s overall compensation program and will keep the Company competitive in the marketplace.

This proposal gives you as a shareholder of the Company the opportunity to make a non-binding advisory basis vote on the Company’s overall executive compensation of the Named Executive Officers as disclosed in this proxy statement. Accordingly, you may vote on the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Company's Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).”

The Board of Directors and the Compensation Committee value the opinions of shareholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE EXECUTIVE OFFICER COMPENSATION AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE ACCOMPANYING COMPENSATION TABLES CONTAINED IN THE PROXY STATEMENT.

PROPOSAL NUMBER 3:  INDEPENDENT AUDITOR

Appointment of Independent Auditor

The Audit Committee of the Board of Directors has selected the independent registered public accounting firm of Moss Adams LLP (“Moss Adams”) to perform audit services for the Company and its subsidiary, Bank of Marin, for the year ending December 31, 2019. This selection has been approved by unanimous resolution of the Board of Directors.

In accordance with our long standing tradition, the shareholders are hereby asked to ratify the selection of the Company’s independent auditor.  The approval of a majority of the shares represented at the Annual Meeting is required to ratify the selection of Moss Adams as the Company’s independent auditor.  It is anticipated that a representative of the firm will be present at the Annual Meeting and will be available to answer questions.

Factors Considered in Selection

In making this selection the Audit Committee considered, among other factors, the quality and efficiency of Moss Adams’ historical and recent audit plans, communications and performance on the Company’s audit; their capability and expertise in assessing the breadth and complexity of the Company’s operations; and the potential impact on the Company of selecting a different independent accounting firm.  There are no affiliations between the Company and Moss Adams, its partners, associates or employees other than those which pertain to the engagement of Moss Adams in the previous year as independent auditor for the Company and for certain permitted consulting services.  Moss Adams has served as the Company’s independent auditor since 2004.

The audit reports on the financial statements of Bank of Marin Bancorp and subsidiary as of and for the fiscal years ended December 31, 2013 through 2018 were issued by Moss Adams and did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The Audit Committee carefully considers the qualifications of the audit firm’s lead partner when approving his or her appointment to serve a five year rotation with the Company.   Jeff Clair was selected to lead Moss Adams’ audit engagements with the Company for the fiscal years 2019-2023, replacing Tullus Miller after Mr. Miller completed his five year rotation (2014-2018).

Independent Auditor Fees

Following are disclosures regarding the fees billed by Moss Adams during 2018 and 2017. The fees for 2017 included $66,000 in audit and other fees related to the Bank of Napa acquisition.   The Audit Committee has considered whether the provision of non-audit services by Moss Adams is compatible with maintaining auditor independence.

Fees incurred for professional services provided by Moss Adams for 2018 and 2017:

($ in thousands)	2018	2017
Audit Fees (1)	$304,500	$329,360
Audit-Related Fees	$5,300	$4,200
All Other Fees	$29,975	$42,859
Tax Fees	$—	$—
Total Fees	$339,775	$376,419

(1)

Audit Fees are the aggregate fees billed for professional services in the fiscal year 2018 and 2017 by Moss Adams for the audit of the annual financial statements, review of the quarterly financial statements and work related to compliance with the Sarbanes-Oxley Act of 2002.

The Audit Committee discussed these fees and services with the independent auditor and Company management, and determined that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, the NASDAQ and the American Institute of Certified Public Accountants.

Pre-Approval of Independent Auditor Fees and Services

It is the policy of the Audit Committee that all engagements for audit, audit-related, tax, and other non-audit services provided by the independent auditor be pre-approved by the Audit Committee, and cannot commence until such approval has been granted. The pre-approval includes a review of the services to be undertaken, consideration of potential for conflicts of interest, and the estimated fees. The services performed by Moss Adams for the 2018 audit engagement were pre-approved by the Audit Committee, in accordance with the Committee's procedures. The services and fees proposed by Moss Adams for the 2019 engagement will be reviewed for pre-approval by the Audit Committee at the April 2019 meeting.

Normally, pre-approval is discussed at regularly scheduled Audit Committee meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee. The Chair must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT AUDITOR.

AUDIT COMMITTEE REPORT

The Audit Committee (for this Audit Committee Report, the “Committee”) of the Board of Directors (for this Audit Committee Report, the “Board”) oversees the accounting and financial reporting processes of the Company, the audits of the Company's financial statements, the qualifications of the public accounting firm engaged as the Company's independent auditor and the performance of the Company's internal and independent auditors. The Committee's function is more fully described in the Board approved Audit Committee charter, available through the Company’s investor relations website at www.bankofmarin.com. The charter specifies the scope of the Committee’s responsibilities and the framework within which it carries out those responsibilities.  The Committee reviews its charter every year, and any proposed changes are reviewed and approved by the full Board.

The Committee consists of no fewer than three (3) members of the Board, each of whom is independent under the NASDAQ listing standards, SEC rules and other regulations applicable to audit committees. The Company’s Board has determined that all Committee members satisfy the financial literacy requirements in the NASDAQ listing standards and that the Committee has at least one “audit committee financial expert” as defined by the SEC rules.  However, Committee members are not professional accountants or auditors, are not experts under the Securities Act of 1933 in these fields, and their functions are not intended to duplicate or to certify the activities of management and the independent audit firm.   Members of the Committee are expected to participate in continuing education relating to the duties and requirements of audit committees.  The Committee serves a Board-level oversight role in which it provides advice, counsel, and direction to management and to the auditors.   The Committee assembles information from a range of sources, including discussions with management, independent auditors and internal audit personnel, and the experience of the Committee's members in business, financial, and accounting matters.

The Committee meets as needed but at least quarterly.  There were eight (8) meetings in 2018 (four general quarterly meetings and four meetings to review financial report filings).  The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks.  These meetings include, whenever appropriate, executive sessions in which the Committee meets separately with the independent auditors, internal audit personnel and management to determine if there are any concerns regarding the Company’s accounting or financial practices.

The Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate. These advisors are apart from counsel or advisors hired by management.  The Company’s Internal Audit department reports directly to the Committee and is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal controls related to the reliability and integrity of its financial information and the safeguarding of its assets.  Moss Adams, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the effectiveness of the Company's internal controls over financial reporting.

Moss Adams has provided the Committee with the written disclosures and the letter required by the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent accountant's communications with the Committee concerning independence, and the Committee has discussed with the audit firm and management that firm's independence.   During this process nothing came to the attention of the Committee which suggested that Moss Adams is not independent; however, the Committee is not required (and does not) certify that the independent audit firm is independent under applicable rules.

The Committee meets with Moss Adams, Bank of Marin management and the Internal Audit Manager to review interim financial results before publication of quarterly earnings results. Discussions cover topics and events that may have a significant financial impact.  The Committee also reviews and discusses with management steps taken to identify, monitor and control significant financial reporting risks.

In accordance with law, the Committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing the Company's independent audit firm. Although the Committee has the sole authority to appoint the independent audit firm, the Committee will continue its longstanding practice of recommending that the Board ask the shareholders to ratify the appointment of the independent accountants at the Annual Meeting.

The Committee annually reviews Moss Adams’ performance in connection with the determination to retain Moss Adams.  In conducting this review, the Committee considered, among other things:

•Moss Adams’ historical and recent performance of the audit, including the extent and quality of its communications with the Committee

•Data relating to audit quality and performance, including recent PCAOB reports on Moss Adams

•The appropriateness of Moss Adams’ fees, both on an absolute basis and as compared with its peer firms

•Moss Adams’ tenure as the Company’s independent auditor and its depth of understanding of the Company’s business, accounting policies and practices, including the potential effect on the financial statements of the major risks facing the Company and internal control over financial reporting

•Moss Adams’ professional skepticism and objectivity, including perspectives brought through periodic required rotation of the lead audit partner, quality review partner and other engagement team partners, and

•The advisability and potential impact of selecting a different independent public accounting firm.

The Committee agenda for a given year includes reviewing Bank of Marin’s interim financial results, financial statements, internal controls over financial reporting, and all audit-related activities, including approval of the annual audit schedule, auditor reports and management responses to findings.  The Committee reviews and discusses with management and the independent auditor the Company's major financial reporting risks and the steps that management has taken to monitor and control such risks.  The Committee also reviews and approves the engagement and funding for supplementary internal auditing services, currently provided by AuditOne LLP.

The Committee is responsible for establishing and monitoring procedures for the receipt, retention and disposition of complaints received by the Bank regarding accounting, financial reporting, internal accounting and financial controls, and auditing concerns (also known as the “Whistleblower” policy and procedures).  This responsibility includes ensuring that there is a means for the confidential submission by employees of the Company, or of third-parties that provide services to the Company, of any concerns regarding potentially questionable accounting or auditing matters.  The Committee is committed to ensuring that these submissions can be made anonymously while meeting all regulatory requirements.

The Committee has reviewed and discussed with management its assessment and report on the effectiveness of the Company's internal controls over financial reporting as of December 31, 2018.  The Committee also has reviewed and discussed with Moss Adams its review and report on the Company's internal control over financial reporting.

The Committee has reviewed and discussed the audited financial statements for fiscal year 2018 with management and Moss Adams.  Management represented to the Committee that the Company's audited financial statements were prepared in accordance with U.S. generally accepted accounting principles, and

Moss Adams represented that its presentations to the Committee included the matters required to be discussed with the independent registered public accounting firm by applicable PCAOB rules regarding "Communication with Audit Committees." This review included a discussion with management of the quality (and not merely the acceptability) of the Company's accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company's financial statements, including the disclosures related to critical accounting estimates.

In reliance on these reviews and discussions, and the reports of Moss Adams, the Audit Committee has recommended to the Board, and the Board has approved the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

Submitted by the Audit Committee of the Board of Directors on March 7, 2019:

James C. Hale, Chair

Steven I. Barlow

Kevin R. Kennedy

Joel Sklar

OTHER MATTERS

If any other matters come before the meeting, not referred to in the enclosed proxy, including matters incident to the conduct of the meeting, the proxy holders will vote the shares represented by the proxies in accordance with their best judgment. Management is not aware of any other business to come before the meeting, and as of the date of the preparation of this proxy statement, no shareholder has submitted to management any proposal to be acted upon at the meeting.

Shareholder Proposals and Director Nominations

If a shareholder intends to present any proposal for consideration at the 2020 Annual Meeting of Shareholders and wishes for that proposal to be included in the proxy and proxy statement to be prepared by the Company, the proposal must be received by the Company at its corporate office not later than December 9, 2019.

Any shareholder who is entitled to vote for the election of directors may nominate directors for consideration at an annual meeting if the shareholder and nominee(s) satisfy the requirements specified in our bylaws and notice is received between not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors.

Shareholder Communication

Any shareholder may communicate directly to Board members, or to any individual Board member, by sending correspondence or communication addressed to the particular member or members in care of Bank of Marin Bancorp, Attn: Corporate Secretary, 504 Redwood Blvd., Suite 100, Novato, CA 94947.

Form 10-K

THE COMPANY'S ANNUAL REPORT FOR 2018 ON FORM 10-K, WHICH IS REQUIRED TO BE FILED WITH THE SEC, IS AVAILABLE TO ANY SHAREHOLDER WITHOUT CHARGE. THE REPORT MAY BE OBTAINED BY WRITTEN REQUEST TO CORPORATE SECRETARY, BANK OF MARIN BANCORP, 504 REDWOOD BLVD., SUITE 100, NOVATO, CA 94947. It is available in the Investor Relations section of the Company's website at www.bankofmarin.com. The Company's Annual Report serves as the Bank’s annual disclosure statement under Part 350 of FDIC rules.

By order of the Board of Directors

Nancy Rinaldi Boatright

Secretary

April 9, 2019

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + ANNUAL MEETING OF SHAREHOLDERS OF BANK OF MARIN BANCORP TO BE HELD ON TUESDAY, MAY 14, 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints each of Steven I. Barlow, Kevin R. Kennedy and James C. Hale as Proxies of the undersigned, with full power of substitution, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of the Common Stock of Bank of Marin Bancorp held of record by the undersigned on March 25, 2019, at the Annual Meeting of Shareholders of Bank of Marin Bancorp to be held on May 14, 2019 or at any adjournment thereof. This proxy will be voted as directed, or, if no direction is indicated, it will be voted “FOR” all of the nominees for directors, and “FOR” proposals 2 and 3. In the event of cumulative voting, the proxy holders are authorized to allocate the votes among the nominees listed above in their discretion. The proxy holders are authorized to vote upon such other matters as may properly come before the meeting. The Board of Directors recommends a vote FOR all of the nominees in Proposal 1, and FOR proposals 2 and 3. Notice to Participants in the Bank of Marin ESOP and 401(k) plans: If you participate in the Bank of Marin 401(k) Plan, please be advised that each Participant will be entitled to vote those shares allocated to his or her Account. This proxy, when properly executed, will be voted as specified therein. If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account will be voted in the same proportion as those shares for which instructions are received. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting. If you participate in the Bank of Marin Employee Stock Ownership Plan, please be advised that each Participant will be entitled to vote those shares allocated to his or her Account. This proxy, when properly executed, will be voted as specified therein. For all allocated shares, if this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account will be voted in the same proportion as those shares for which instructions are received. Unallocated shares will be voted by the trustee as directed by the Company to the extent permitted by ERISA. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting. The deadline to provide voting instructions for shares held in the foregoing plans is Thursday, May 9, 2019 at 1:00 a.m. PDT. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. + C Non-Voting Items Proxy — Bank of Marin Bancorp Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BMRC

MMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 1:00am, (Pacific Time), on May 14, 2019. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/BMRC or scan delete QR code and control # th∆e QR cod≈e — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/BMRC Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Steven I. Barlow 02 - Russell A. Colombo 03 - James C. Hale 04 - Robert Heller 05 - Norma J. Howard 06 - Kevin R. Kennedy 07 - William H. McDevitt, Jr. 08 - Leslie E. Murphy 09 - Joel Sklar, MD 10 - Brian M. Sobel For Against Abstain For Against Abstain 2. TO APPROVE, BY NON-BINDING VOTE, EXECUTIVE COMPENSATION 3. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITOR Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 0 6 8 9 2 031AKB MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR all the nominees in Proposal 1 and FOR Proposals 2 and 3. 2019 Annual Meeting Proxy Card1234 5678 9012 345

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + ANNUAL MEETING OF SHAREHOLDERS OF BANK OF MARIN BANCORP TO BE HELD ON TUESDAY, MAY 14, 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints each of Steven I. Barlow, Kevin R. Kennedy and James C. Hale as Proxies of the undersigned, with full power of substitution, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of the Common Stock of Bank of Marin Bancorp held of record by the undersigned on March 25, 2019, at the Annual Meeting of Shareholders of Bank of Marin Bancorp to be held on May 14, 2019 or at any adjournment thereof. This proxy will be voted as directed, or, if no direction is indicated, it will be voted “FOR” all of the nominees for directors, and “FOR” proposals 2 and 3. In the event of cumulative voting, the proxy holders are authorized to allocate the votes among the nominees listed above in their discretion. The proxy holders are authorized to vote upon such other matters as may properly come before the meeting. The Board of Directors recommends a vote FOR all of the nominees in Proposal 1, and FOR proposals 2 and 3. Notice to Participants in the Bank of Marin ESOP and 401(k) plans: If you participate in the Bank of Marin 401(k) Plan, please be advised that each Participant will be entitled to vote those shares allocated to his or her Account. This proxy, when properly executed, will be voted as specified therein. If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account will be voted in the same proportion as those shares for which instructions are received. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting. If you participate in the Bank of Marin Employee Stock Ownership Plan, please be advised that each Participant will be entitled to vote those shares allocated to his or her Account. This proxy, when properly executed, will be voted as specified therein. For all allocated shares, if this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account will be voted in the same proportion as those shares for which instructions are received. Unallocated shares will be voted by the trustee as directed by the Company to the extent permitted by ERISA. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting. The deadline to provide voting instructions for shares held in the foregoing plans is Thursday, May 9, 2019 at 1:00 a.m. PDT. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. + C Non-Voting Items Proxy — Bank of Marin Bancorp Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BMRC

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00am, (Pacific Time), on May 14, 2019. Online Go to www.investorvote.com/BMRC or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/BMRC Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Steven I. Barlow 02 - Russell A. Colombo 03 - James C. Hale 04 - Robert Heller 05 - Norma J. Howard 06 - Kevin R. Kennedy 07 - William H. McDevitt, Jr. 08 - Leslie E. Murphy 09 - Joel Sklar, MD 10 - Brian M. Sobel ForAgainst Abstain ForAgainst Abstain 2. TO APPROVE, BY NON-BINDING VOTE, EXECUTIVE COMPENSATION 3. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITOR Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 031AKB B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR all the nominees in Proposal 1 and FOR Proposals 2 and 3. 2019 Annual Meeting Proxy Card